As filed with the Securities and Exchange Commission
on February 28, 2003

Registration No. 811-10355

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

BESSEMER FUNDS TRUST
(Exact Name of Registrant as specified in Charter)
630 Fifth Avenue
37th Floor
New York, New York 10111

(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code: (212) 708-9100
Laura E. Korfmann
c/o Bessemer Trust Company, N.A.
630 Fifth Avenue
37th Floor
New York, New York 10111

(Name and Address of Agent for Service)

With a copy to:
Robert M. Kurucza, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W.
Suite 5500
Washington, D.C. 20006

EXPLANATORY NOTE

        This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended, as an annual update and in order to make non-material changes to the Registration Statement and to include an executed agreement. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investors who qualify as "accredited investors" within the meaning of Regulation D under the 1933 Act and who are "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended. This Registration Statement does not constitute an offer to sell, or the soli citation of an offer to buy, any beneficial interests in the Registrant.

BESSEMER SAND HILL INVESTORS FUND II

CROSS REFERENCE SHEET

Part A

Item No. Registration Statement

1. Outside Front Cover                                                                     Not Applicable

2. Cover Pages; Other Offering Information                                       Not Applicable

3. Fee Table and Synopsis                                                                 Summary of Fund Expenses

4. Financial Highlights                                                                         Not Applicable

5. Plan of Distribution                                                                         Not Applicable

6. Selling Shareholders                                                                        Not Applicable

7. Use of Proceeds                                                                             Not Applicable

8. General Description of the Registrant                                               General Information Concerning the Fund

9. Management                                                                                    Management

10 Capital Stock, Long-Term Debt, Other Securities                            Interests in the Fund

11. Defaults and Arrears on Senior Securities                                       Not Applicable

12. Legal Proceedings                                                                         Not Applicable

13. Table of Contents of the                                                                 Table of Contents of Part B
      Statement of Additional Information

Part B

Item No.

14. Cover Page                                                                                     Cover Page

15. Table of Contents                                                                            Table of Contents

16. General Information and History                                                      General Information and History

17. Investment Objective and Policies                                                    Investment Objective and Policies

18. Management                                                                                   Management

19. Control Persons and Principal Holders of                                         Control Persons and Principal
      Securities Holders of Securities

20. Investment Advisory and Other Services                                         Investment Advisory and Other Services

21. Brokerage Allocation and Other Practices                                       Brokerage Allocation and Other
                                                                                                            Practices

22. Tax Status                                                                                     Taxation

23. Financial Statements                                                                      Financial Statements

Part C

Item No.                                                                                             Other Information

Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document

Part A

BESSEMER FUNDS TRUST

BESSEMER SAND HILL INVESTORS FUND II

PRIVATE PLACEMENT MEMORANDUM

February 2003

        Bessemer Funds Trust ("Trust") is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interests ("Interests," and individually, an "Interest") and to establish and designate such Interests into one or more series of the Trust. The Trust is currently comprised of one series, the Bessemer Sand Hill Investors Fund II (the "Fund"). Bessemer Investment Management LLC ("BIM" or "Manager"), a wholly owned subsidiary of Bessemer Trust Company, N.A. ("BTNA"), serves as the investment adviser to the Fund. Glynn Capital Management LLC serves as the investment sub-adviser to the Fund (the "Sub-Adviser," and together with the Manager, the "Advisers").

        The Fund is an interval closed-end fund under Rule 23c-3 that will offer to repurchase a portion of its Interests quarterly at net asset value. Such repurchase offers are referred to as "Repurchase Offers." All repurchase requests must be made by the 18th day of January, April, July and October. The Fund will ordinarily price the Interests on the last business day of January, April, July and October and will distribute payment to the Investors (as defined below) within seven days of the pricing date. The Fund made its initial repurchase offer in October 2001. See "Redemption or Repurchase of Interests."

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF BESSEMER TRUST COMPANY, N.A. OR ANY OTHER BANK, ARE NOT GUARANTEED BY BESSEMER TRUST COMPANY, N.A. OR ANY OTHER BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL INVESTED.

        Investing in the Fund involves a high degree of risk. See "Certain Risk Factors."

        You should rely ONLY on information contained in the Private Placement Memorandum. No person has been authorized to make any representation, or give any information with respect to the Interests, except the information contained herein.

TABLE OF CONTENTS

Page

SUMMARY

SUMMARY OF FUND EXPENSES

GENERAL INFORMATION CONCERNING THE FUND

Certain Risk Factors

MANAGEMENT

Management Fee and Expenses

The Administrator/Transfer Agent

The Custodian

Brokerage Selection

Control Persons

INTERESTS IN THE FUND

Purchase of Interests

Redemption or Repurchase of Interests

Federal Income Taxes

Distributions

Authorized Securities

FURTHER INFORMATION

TABLE OF CONTENTS OF PART B

SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this Part A and in Part B.

The Trust:

The Trust was formed as a Delaware business trust on April 12, 2001. The Trust is registered as a closed-end management investment company currently comprised of one series, the Fund. The Fund is a non-diversified management investment company. The Fund is an interval closed-end fund under Rule 23c-3 that will offer to repurchase a portion of its Interests on a quarterly basis. (See "General Information Concerning the Fund.")

The Advisers:

Bessemer Investment Management LLC ("BIM" or "Manager") serves as the investment adviser to the Fund. BIM is a wholly owned subsidiary of Bessemer Trust Company, N.A. ("BTNA"). BTNA previously served as the investment adviser to the Fund and continues to serve as the administrator to the Fund (the "Administrator"). However, in order to comply with certain provisions of the Gramm-Leach-Bliley Act, the advisory and research activities of BTNA were spun-off to BIM in May 2001. Glynn Capital Management LLC serves as the investment sub-adviser to the Fund (the "Sub-Adviser," and together with the Manager, the "Advisers"). The Sub-Adviser serves as the investment sub-adviser to the Fund, subject to the oversight and supervision of the Manager. (See "Management.")

Investment Program:

The investment objective of the Fund is non-fundamental and may be changed by a vote of the Board of Trustees without the consent of the Investors (as defined below). The Fund's objective is to achieve long-term capital appreciation. In pursuit of this objective, the Fund's primary investment focus will be to invest in a non-diversified portfolio of promising companies that are expected to benefit from advances in, or innovative or efficient uses of, technology in areas of strong secular worldwide growth. Current growth sectors may include the medical and healthcare sectors (including biotechnology); business, financial and consumer services; computer hardware and software products and services (including semiconductor equipment and devices, information technology distribution and services and communications equipment and services); and entertainment, media and Internet-related products and services (including education). The Fund may invest in other growth sectors, and also may invest, on an opportunistic basis, in non-technology companies if the Advisers determine that doing so is advantageous for the Fund. The Fund generally will invest in a company whose market capitalization, at the time of the initial investment, is $1 billion or less. However, the Fund may continue to hold such investments after the company's market capitalization has increased beyond this capitalization level. In addition, the Fund reserves the right to invest in companies with market capitalizations over $1 billion. The Fund will seek to capitalize on both the analytical resources of the Advisers and their respective histories of private equity investing. The Fund's investment program entails a number of risks. There can be no assurance that the investment objective of the Fund will be achieved and results may vary substantially over time. (See "Investment Objective, Principal Investment Strategies and Related Risks" and "Certain Risk Factors.")

Offering of Interests:

Interests in the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). All investments in the Fund are made without a sales load, at the net asset value per Interest ("NAV") next determined after an order is received by the Fund and accepted by the Administrator. The Fund will accept purchase orders on the last business day of each month. Purchase orders will be accepted on such days until the Fund's NAV calculation time. Purchases will be made at the NAV next determined after the order is received by the Fund and accepted by the Administrator. Bessemer Investor Services, Inc. ("BIS"), a wholly owned subsidiary of BTNA and a registered broker-dealer, will serve as the placement agent for the Fund. There will be no sales charge to invest in the Fund. (See "Interests in the Fund - Purchase of Interests.")

Investor Qualifications:

Only "qualified clients," as defined under Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") are eligible to invest in the Fund. An investor in the Fund also must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act. An investor in the Fund must complete a Subscription Agreement demonstrating its eligibility to purchase Interests and will not become an investor unless and until the Administrator accepts the Subscription Agreement. (See "Interests in the Fund - Purchase of Interests.")

Investment Minimums:

The minimum initial investment in the Fund is $250,000, subject to the discretion of the Administrator to accept initial investments in lesser amounts. Additional investments may be made in amounts of at least $100,000, subject to the discretion of the Administrator to accept lesser amounts. The Administrator reserves the right to reject any purchase order for any reason. The Administrator will reject any subscription agreement if the investor is not an "accredited investor" as defined under the 1933 Act and a "qualified client" under Rule 205-3 under the Advisers Act. An investor whose Subscription Agreement has been accepted by the Administrator and who purchases Interests in the Fund is referred to as an "Investor." (See "Interests in the Fund - Purchase of Interests.")

Transfer Restrictions:

In the Subscription Agreement, each Investor will agree not to transfer any Interest without the consent of the Administrator to ensure that Interests are held only by "accredited investors" who also are "qualified clients." Thus, the Interests are not transferable without the consent of the Administrator. To provide some liquidity for Investors, the Fund will offer to repurchase a portion of the Interests in January, April, July and October of each year. (See "Repurchase Offers" below.)

Management and Incentive Fees:

The Fund will pay the Manager a monthly management fee (the "Management Fee"), prorated for partial periods, payable on the first business day of each month, equal to 1/8th of 1.0% (1.5% on an annualized basis) of the Fund's net assets (including new purchase orders) as of the opening of business on the first business day of each month. For this fee, the Manager will be responsible for providing or securing advisory, administrative and accounting services to the Fund. In addition, the Manager will be responsible for obtaining transfer agency and custody services for the Fund and shall be solely responsible for paying such fees. The Manager will generally manage the affairs of the Fund and supervise the Sub-Adviser and other service providers to the Fund. The Manager will pay the Sub-Adviser 33-1/3% of the Management Fee for so long as the Sub-Adviser serves as sub-adviser to the Fund.

The Manager also will be entitled to receive an annual incentive fee of 15% of the net capital appreciation of the Fund (the "Incentive Fee") in excess of any prior "high water mark." Net capital appreciation is the excess of the fair market value of the Fund's net assets at the end of the fiscal year over the fair market value of the Fund's net assets at the beginning of the fiscal year (or the fair market value of the Fund's net assets at inception for the period ending October 31, 2001), adjusted for the current year's contributions and distributions. No Incentive Fee will be payable unless and until the fair market value of the Fund's net assets exceeds the highest previous value (adjusted for subsequent contributions and distributions) as of any prior fiscal year, and any Incentive Fee will be calculated only on the amount of any such excess. Therefore, if the fair market value of the Fund's net assets (as so adjusted) does not exceed the prior "high water mark," no Incentive Fee will be paid to the Manager, and if such fair market value of the Fund's net assets does exceed any prior "high water mark," the Incentive Fee will be 15% of the amount by which such fair market value exceeds such prior "high water mark." For purposes of determining the Incentive Fee, the Fund's net assets shall include portfolio assets and accrued income and shall be decreased by liabilities and accrued expenses (excluding any accrual for the Incentive Fee).

Accrual of Incentive Fee:

The Incentive Fee will be measured from November 1 through October 31 each year. The Incentive Fee for any fiscal year will be paid by the Fund as follows: (i) 90% within 30 days of the end of the Fund's fiscal year; and (ii) the balance within 30 days of the completion of the Fund's audit for the relevant fiscal year. The Fund reserves the right to borrow money, consistent with the requirements of the 1940 Act, to pay the Incentive Fee. (See "Investor Transaction Expenses" and "Management.")

In order to ensure fairness in the payment of the Incentive Fee, the Fund will accrue monthly a liability for the Incentive Fee payable equal to 15% of the month's net capital appreciation in excess of the "high water mark." The month's net capital appreciation is the excess of the fair market value of the Fund's net assets at the end of the month over the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month) adjusted for the current month's contributions and distributions. This liability will be reduced (but not below zero) for any accrual period by 15% of the net capital depreciation of the Fund during such accrual period. Net capital depreciation is the excess of the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month), adjusted for the current month's contributions and distributions, over the fair market value of the Fund's net assets at the end of the month. For purposes of determining the Incentive Fee accrual, the Fund's net assets shall include portfolio assets and accrued income, and be decreased by liabilities and accrued expenses (excluding any accrual for the Incentive Fee). This accrual will reduce or increase the NAV of the Interests and affect the purchase price paid by the Investors who purchase Interests during the fiscal year and the redemption price received by the Investors who redeem during the fiscal year. Because the Incentive Fee is paid once a year, the amount of the accrual could be higher or lower than the actual Incentive Fee paid by the Fund for a particular fiscal year. No purchase or redemption price will be changed based on the difference between the Incentive Fee paid and the Incentive Fee accrual.

Repurchase Offers:

The Fund is an interval closed-end Fund under Rule 23c-3 that will offer to repurchase a portion of its Interests quarterly at NAV. All repurchase requests must be made by the 18th of January, April, July and October. The Fund will price the Interests on the last business day of January, April, July and October and will distribute payment to the Investor within seven days after the pricing date. The Fund made its initial repurchase offer in October 2001. (See "Interests in the Fund Redemption or Repurchase of Interests.")

SUMMARY OF FUND EXPENSES

Investor Transaction Expenses

The purpose of this table is to assist you in understanding the various costs and expenses that an Investor in the Fund will bear directly and indirectly. See "Management Fee and Expenses" below for additional details.

Sales Load (as a percentage of offering price)	None
Dividend Reinvestment and Cash Purchase Fee	None
Annual Expenses (as a percentage of net assets)
Management Fees*	1.50%
Interest Payments on Borrowed Funds	0%
Other Expenses	0.20%
Total Annual Expenses	1.70%

*The Manager will also be entitled to receive an annual fee from the Fund on the basis of capital appreciation (realized and unrealized) in the Fund each fiscal year. A portion of this fee will be paid by the Manager to the Sub-Adviser. This fee will be equal to 15% of the Fund's net capital appreciation (realized and unrealized) subject to reduction for capital losses that have not been offset. (See "Management Fee and Expenses" below.)

The Fund will accrue monthly a liability for the Incentive Fee payable equal to 15% of the month's net capital appreciation in excess of the "high water mark." The month's net capital appreciation is the excess of the fair market value of the Fund's net assets at the end of the month over the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month) adjusted for the current month's contributions and distributions. This liability will be reduced (but not below zero) for any accrual period by 15% of the net capital depreciation of the Fund during such accrual period. Net capital depreciation is the excess of the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month), adjusted for current month's contributions and distributions, over the fair market value of the Fund's net assets at the end of the month.

Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. Although your actual expenses may be higher or lower, based on the following assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return.	$22	$68	$117	$252

This example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

GENERAL INFORMATION CONCERNING THE FUND

        The Trust was formed as a Delaware business trust on April 12, 2001. The Trust is registered as a closed-end management investment company. The Trust is currently comprised of one series, the Fund. The Fund is a non-diversified management investment company. The Fund is an interval closed-end fund under Rule 23c-3 that will offer to repurchase a portion of its Interests on a quarterly basis.

Investment Objective, Principal Investment Strategies and Related Risks

        The investment objective of the Fund is non-fundamental and may be changed by a vote of the Board of Trustees without the consent of the Investors.

        The Fund's objective is to achieve long-term capital appreciation. In pursuit of this objective, the Fund's primary investment focus will be to invest in a non-diversified portfolio of promising companies that are expected to benefit from advances in, or innovative or efficient uses of, technology in areas of strong secular worldwide growth. Current growth sectors may include the medical and healthcare sectors (including biotechnology); business, financial and consumer services; computer hardware and software products and services (including semiconductor equipment and devices, information technology distribution and services and communications equipment and services); and entertainment, media and Internet-related products and services (including education). The Fund may invest in other growth sectors, and also may invest, on an opportunistic basis, in non-technology companies if the Advisers determine that doing so is advantageous for the Fund. The Fund generally will invest in a company whose market capitalization, at the time of initial investment, is $1 billion or less. However, the Fund may continue to hold such investments after the company's market capitalization has increased beyond this capitalization level. In addition, the Fund reserves the right to invest in companies with market capitalizations over $1 billion. The Fund will seek to capitalize on both the analytical resources of the Advisers and their respective histories of private equity investing.

        The Advisers will seek to identify long-term market trends and emerging markets and to invest the assets of the Fund in those technology companies that they believe to be best positioned to capitalize on such new growth trends or markets. The Advisers will look for companies in industries with strong and accelerating demand patterns or market positions that offer the potential of high profitability. The Fund will invest in companies that the Advisers believe have above-average prospects for capital growth because of strong and experienced management, and involvement in proprietary, new or innovative products or services. An important factor the Advisers will consider will be the presence of experienced management with a dedication, preferably reflected by a meaningful ownership interest in the company, to explicit profit objectives and other administrative controls. Another important factor that the Advisers will consider is the nature of the products and services offered, including whether they are proprietary, patentable or incorporate a high degree of technological skill or value added. The Advisers also will consider other key indicators as to the strength of a company, including, among others, management changes, key employee retention, pricing environment, trends in revenue mix, trends in gross and operating margins, inventory and receivables levels, insider transactions, order and backlog trends and product cycles.

        The Fund intends to typically invest in a portfolio of 25 to 40 companies. The Fund intends, as a general matter, to invest in companies during the period between their initial public offering and the time that they begin to attract large institutional investors. The Fund may invest up to 10% of its net assets, measured at the time the investment is made, in private or illiquid investments. The Fund also may invest in initial public offerings of securities ("IPOs"). The Fund is a non-diversified portfolio for purposes of the 1940 Act but must abide by certain diversification limits imposed under the Internal Revenue Code. The Fund will have no limits on the amount of Fund assets that may be invested in a particular industry or sector.

        Investment decisions generally will be made based on the factors discussed above and on relative valuation measures. Essential valuation measures include price/earnings, price/sales and price/book ratios. The Advisers are not restricted from purchasing, and intend to purchase, stocks with high price/earnings, price/sales and price/book ratios. Important macro-trends such as regional economic dynamics, corporate spending and consumer spending also will be considered.

        While investments in small cap and technology stocks have offered investors high returns in the past, these stocks also have tended to be among the most volatile. Similarly, investments in growth sectors such as technology and biotechnology stocks have generated relatively high returns, but they have also tended to be very volatile. Thus, while investments in small cap technology companies in growth sectors have the potential to generate high returns, they also tend to be more volatile, and have a higher degree of risk, than other investments. The Advisers intend to manage the Fund with a 10-year investment horizon, and thus generally do not necessarily intend to sell securities because there is a slowdown in the economy or the equity markets or a company's market segment if the Advisers continue to believe in the long-term investment prospects of the company. Rather the Advisers intend to hold through business cycles and accept the volatility of some returns. The Fund generally will sell a position if a company does not live up to the Advisers' original assessment or if a company faces, for example, an adverse development in its competitive position, loss of key personnel, loss of patent protection or increase in number of competitors.

        Although the Fund's portfolio will focus on investments in common stocks of domestic companies, the Fund also may invest in any other types of securities, including warrants, other rights, preferred stock, and securities issued by non-U.S. companies. The Fund reserves the right to borrow money for any purpose when deemed appropriate by the Advisers, including meeting repurchase requests that would otherwise result in the premature liquidation of investments or paying the Sub-Adviser amounts attributable to an Incentive Fee (as defined below). The Advisers, however, generally do not intend to borrow money for the purpose of leveraging the Fund's investments.

The Fund's investment program entails a number of risks. There can be no assurance that the investment objective of the Fund will be achieved, and results may vary substantially over time. (See "Certain Risk Factors.")

Certain Risk Factors

        While investing in equity securities can bring added benefits, it may also involve additional risks from other investments. Investors could lose money on their investment in the Fund, or the Fund may not perform as well as other investments. The Fund has the following risks:

        Limited Operating History. The Fund is a recently formed entity and has a limited operating history. The past investment performance of the Advisers should not be construed as an indication of the future results of an investment in the Fund. The Fund's investment program should be evaluated on the basis that there can be no assurance that the Advisers' assessments of the short-term or long-term prospects of investments will prove accurate or that the Fund will achieve its investment objective.

        Dependence on the Advisers. The success of the Fund depends upon the ability of the Advisers to develop and implement investment strategies that achieve the Fund's investment objectives. Subjective decisions made by the Advisers may cause the Fund to incur losses or to miss profitable opportunities on which it would otherwise have capitalized.

        Incentive Fee Arrangement with the Manager. The Manager, an affiliate of the Manager or the Sub-Adviser will be entitled to receive an annual incentive fee from the Fund (the "Incentive Fee"), as described below, based on the net capital appreciation (realized and unrealized) of the Fund's investments. The Incentive Fee may create an incentive to make investments that are riskier or more speculative than would be the case if such arrangement were not in effect. In addition, because the Incentive Fee is calculated on a basis that includes unrealized appreciation of the Fund's assets, such Incentive Fee may be greater than if such a fee were based solely on realized gains. Since BTNA currently owns a 24.9% interest in the Sub-Adviser, it will benefit from the receipt of the Incentive Fee received by the Sub-Adviser.

        Investing in Small and Mid Capitalization Companies. The Fund will invest primarily in small and mid capitalization companies, including growth stage companies, in the technology sector. Investing in small and mid cap companies involves substantial risks. While the Advisers believe such companies often provide significant potential for appreciation, those stocks involve higher risks than do investments in stocks of larger companies. For example, prices of small-capitalization and medium-capitalization stocks are often more volatile than prices of large-capitalization stocks, and the risk of bankruptcy or insolvency of many smaller companies (with the attendant losses to investors) is higher than for larger, "blue-chip" companies.

        Some small companies have limited product lines, distribution channels and financial and managerial resources. Some of these companies have no or relatively short operating histories or are newly public companies. In addition, due to thin trading in some small-capitalization stocks, an investment in those stocks may be highly illiquid. Small capitalization companies also may have more aggressive capital structures than more established companies. Some of the companies in which the Fund invests may have product lines that have, in whole or in part, only recently been introduced to market or that may still be in the research or development stage. Such companies may also be dependent on key personnel with limited experience.

        Investing in Technology Growth Sectors. Investing in securities and other instruments of technology growth companies and biotechnology companies also involves substantial risks, including, among others, the following: certain companies in the portfolio of the Fund may have limited operating histories; rapidly changing technologies may cause products to quickly become obsolete; cyclical patterns in information technology spending may result in inventory write-offs, cancellation of orders and operating losses; scarcity of management, engineering and marketing personnel with appropriate technological training may slow or impede companies' growth; the possibility of lawsuits related to technological patents; changing investors' sentiments and preferences with regard to technology sector investments (which are generally perceived as risky) may have an adverse effect on the price of underlying securities; volatility in the U.S. stock markets affecting the prices of technology company securities may cause the performance of the Fund to experience substantial volatility; and certain pharmaceutical and biotechnology companies may be subject to extensive government regulation. In addition, obtaining approval for new products from governmental agencies can be lengthy, expensive and uncertain.

        Concentration of Investments in Certain Industries and in Limited Issuers. The Fund may concentrate its investments in certain industries, including initially in companies in the computer technology, medical and healthcare and business, financial and consumer goods industries. Because the Fund invests in companies that the Advisers believe will benefit from advances or improvements in technology, it may invest in companies, that although in different industries, are related in such a way that they react similarly to certain market pressures. (See "Investing in Technology Growth Sectors.") Because the portfolio of the Fund may be concentrated in certain industries or sectors, the investment risk is greater than if the portfolio were invested in a more diversified manner among a broader range of industry sectors. The Fund, as a non-diversified portfolio under the 1940 Act, will be able to invest a greater percentage of its assets in specific issuers than a diversified portfolio. However, the Fund will be subject to certain diversification requirements imposed under the Internal Revenue Code. Although the Fund's investments in different issuers are intended to reduce the Fund's exposure to adverse events associated with specific issuers, the number of investments by the Fund will be limited. As a consequence, the Fund is subject to increased risk and volatility because of the impact (positive or negative) that any one issuer may have on the Fund's performance.

        Investments in IPOs. The Fund may purchase shares in IPOs. IPOs involve additional risks that securities of larger, more seasoned companies do not entail. Securities in IPOs generally are subject to more price volatility than comparable securities of similar issuers. Because of the size of many IPOs, there also could be less secondary market trading for such securities and, accordingly, such shares could be less liquid.

        Private or Illiquid Portfolio Investments. The Fund may invest up to 10% of its net assets, measured at the time the investment is made, in private or illiquid securities. These securities are subject to legal and other restrictions on transfer, and there is no liquid market for such securities. The market prices, if any, for such securities tend to be volatile and the Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value at the time of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

        Investment and Trading Risk. All investments risk the loss of capital. The Fund will have limited diversification, which, in certain circumstances, can magnify the adverse impact of market events to which the Fund's portfolio may be subject.

        Securities Believed to be Undervalued or Incorrectly Valued. Securities which the Sub-Adviser believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Advisers anticipate. As a result, the Fund may lose all or substantially all of its investment in any particular instance.

        Foreign Investments. The Fund generally intends to invest primarily in securities of domestic companies. However, the Fund has the right to invest in foreign securities, including those that do not trade on an established U.S. market. To the extent that the Fund exercises this right, such investments involve certain risks typically not associated with investing in U.S. securities, including potentially less liquidity and greater price volatility. These additional risks include those related to adverse political, regulatory, market or economic developments, and foreign markets can and often do perform differently from U.S. markets. Emerging market securities typically present even greater exposure to these same risks and can present additional risks (such as those related to social unrest or political upheaval) that can make them extremely volatile. Additionally, foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing their earnings potential, and amounts realized on foreign securities may be subject to high levels of foreign taxation. Foreign investments may be made directly through securities purchased in foreign markets, or through investments in American Depository Receipts ("ADRs") and other similar investments. Direct investment in foreign securities involves exposure to additional risks, including those related to fluctuations in foreign currency exchange rates, withholding and other taxes, trade settlement, custodial, and other operational risks, and the less stringent investor protection and disclosure standards of some foreign markets. ADRs (receipts evidencing ownership of foreign stock deposited in a domestic bank or trust company) reduce some of the risks of foreign investing, because a large, liquid market generally exists and U.S. trading and settlement practices reduce currency, custodial and other operational risks. Similar investments (European and Global Depository Receipts) are receipts for stock deposited in foreign banks and trust companies, trade across foreign and domestic markets, and can involve greater risks than ADRs.

        Borrowing. The Fund reserves the right to borrow money for any purpose when deemed appropriate by the Advisers, including meeting repurchase requests or paying the Incentive Fee that would otherwise result in the premature liquidation of investments. The Advisers, however, generally do not intend to borrow money for the purpose of leveraging the Fund's investments. If the Fund were to use leverage to acquire investments, any event which adversely affected the value of an investment acquired with leverage would be magnified.

        Hot Issues. A portion of the return of the Fund could result from investing in "hot issues" as currently defined under the Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules"), which restrict certain persons from receiving proceeds from securities which are "hot issues. "Currently, the NASD Rules do not apply to interests held in registered investment companies. The NASD Rules could be amended to apply to all IPOs and/or to change or amend the categories of restricted persons. The Fund will restrict any restricted person from receiving proceeds from securities subject to the NASD Rules, as they may be amended. In the event that the NASD amends its Rules, each Investor agrees to complete a questionnaire created by the Administrator, if so requested, to determine its continued eligibility to participate in "hot issues" and/or IPOs generally under the NASD Rules.

        Investing Defensively. The Fund may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. Accordingly, the Fund may hold investments that are not part of its investment objective or principal investment strategies for a lengthy period of time. The Fund may not achieve its investment objective while it is investing defensively.

        The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective Investors should read this entire Private Placement Memorandum and consult with their own advisors before deciding whether to invest in the Fund. No assurance can be made that the investment objective of the Fund will be achieved in whole or in part or that losses will not be incurred by Investors.

MANAGEMENT

        A number of different entities provide services to the Fund. This section describes how the Fund is organized, identifies the different service providers to the Fund and explains how these service providers are compensated.

About the Trust

        The Trust was organized as a Delaware business trust on April 12, 2001. The Board of Trustees of the Trust supervises the Fund's activities, monitors its contractual arrangements with various service providers and decides upon matters of general policy.

The Investment Adviser and Sub-Adviser

        BIM is the Manager and investment adviser of the Fund and is located at 630 Fifth Avenue, New York, New York 10111. BIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Glynn Capital Management LLC is the Sub-Adviser of the Fund and is located at 3000 Sand Hill Road, Building 4, Suite 235, Menlo Park, California 94025.

        The Manager is a wholly owned subsidiary of BTNA. BTNA is a federally chartered bank and a wholly owned subsidiary of The Bessemer Group, Incorporated ("BGI"), a bank holding company with offices in the United States and abroad. As one of the oldest "family offices" in the United States, BGI, directly as well as indirectly through its various subsidiaries, has provided investment expertise in managing diversified portfolios of U.S. and non-U.S. securities and comprehensive financial and fiduciary services to a select group of high net worth individuals and multigenerational family groups since 1907. As of December 31, 2002, BTNA and its affiliates supervised approximately $35.0 billion of client assets, of which they directly managed approximately $30.3 billion, including approximately $2.9 billion in private investment funds. BTNA was the investment adviser prior to BIM and as a national bank, was exempt from registration as an investment adviser under the Advisers Act until May 2001. In order to comply with certain requirements of the Gramm-Leach-Bliley Act, in May 2001, BTNA's advisory and research responsibilities were assumed by BIM, a registered investment adviser. BTNA continues to serve as the Administrator of the Fund.

        The Sub-Adviser is a Delaware limited liability company that is registered as an investment adviser under the Advisers Act. The Sub-Adviser has expertise in managing small and mid cap and growth portfolios for individuals and private investment funds. As of December 31, 2002, the Sub-Adviser supervised approximately $214 million of client assets, including a private investment fund sponsored by the Manager with substantially similar investment objectives and policies as the Fund. BTNA owns a 24.9% limited participation interest in the Sub-Adviser (which interest will, on June 30, 2003, become a 24.9% full participation interest, be reduced to a 0% interest or be increased to a 51% full participation interest).

        The following people are primarily responsible for the day-to-day management of the Fund's portfolio:

        John W. Glynn, Jr. has been responsible for analyzing and making investments in public and private emerging growth companies since 1972. He joined American Express in 1970 to manage its venture capital partnership. While at American Express, he worked with the staff of the American Express Investment Management Company which managed a family of mutual funds and pension and endowment portfolios. In 1974, he founded Lamoreaux, Glynn and Associates together with Philip A. Lamoreaux to pursue investment management services for a limited number of individual clients. In 1983, he founded Glynn Capital Management, a sole proprietorship that became a limited liability company in 2000 ("Glynn Capital Management"). Mr. Glynn received his undergraduate degree from the University of Notre Dame in 1962, his law degree from the University of Virginia School of Law in 1965, and his MBA from Stanford Business School in 1970.

        Steven J. Rosston has been involved in all aspects of Glynn Capital Management's business with particular emphasis on analyzing investments in communications companies and software companies since 1990. From 1986 to 1990, he served as a product manager and managed product marketing for ROLM, a telecommunications equipment manufacturer. His responsibilities included formulating business and product strategies, managing cross-functional development teams, and maximizing product line profitability for three different divisions. Mr. Rosston received his undergraduate degree in economics from Harvard University in 1981 and his MBA and JD degrees from Stanford Business School and Stanford Law School, respectively, in 1986.

        Jacqueline M. Glynn has been involved in all aspects of Glynn Capital Management's business with particular emphasis on analyzing investments in software companies and internet companies since 1993. From 1989 to 1991, she worked as an analyst in the investment banking department of Alex. Brown & Sons Incorporated. Her responsibilities included evaluating and participating in various corporate financings. Ms. Glynn received her undergraduate degree in history from Davidson College in Davidson, North Carolina in 1989 and received her MBA from Darden School at the University of Virginia in 1993.

        Scott J. Jordon has been involved in all aspects of Glynn Capital Management's business with particular emphasis on analyzing investments in communications companies since 1999. From 1997 to 1999, while a student at Stanford University, he worked for Infoseek Corporation in the business development and strategic marketing divisions. From 1993 to 1996, he worked at Morgan Stanley in the mergers and acquisitions group in New York and Hong Kong. While at Morgan Stanley he evaluated strategic acquisitions and financings in a variety of industries, including several in the communications and related fields. In 1996, he joined Tiger Management, a hedge fund that managed investments for a number of large institutions and pension funds. Mr. Jordon received his undergraduate degree from the University of California at Berkeley in 1993 and his MBA from the Graduate School of Business at Stanford University in 1999.

Management Fee and Expenses

Management Fee

        The Fund will pay the Manager a monthly management fee (the "Management Fee"), prorated for partial periods, payable on the first business day of each month, equal to 1/8th of 1.0% (1.5% on an annualized basis) of the Fund's net assets (including new purchase orders) as of the opening of business on the first business day of each month. For this fee, the Manager will be responsible for providing or securing advisory, administrative and accounting services to the Fund. In addition, the Manager will be responsible for obtaining transfer agency and custody services for the Fund and shall be solely responsible for paying such fees. The Manager will generally manage the affairs of the Fund and supervise the Sub-Adviser and other service providers to the Fund. The Manager will pay the Sub-Adviser 33-1/3% of the Management Fee for so long as the Sub-Adviser serves as sub-adviser to the Fund.

Incentive Fee

        The Manager also will be entitled to receive the Incentive Fee which is defined as an annual incentive fee of 15% of the net capital appreciation of the Fund in excess of any prior "high water mark." Net capital appreciation is the excess of the fair market value of the Fund's net assets at the end of the fiscal year over the fair market value of the Fund's net assets at the beginning of the fiscal year (or the fair market value of the Fund's net assets at inception for the period ending October 31, 2001), adjusted for current year's contributions and distributions. No Incentive Fee will be payable unless and until the fair market value of the Fund's net assets exceeds the highest previous value (adjusted for subsequent contributions and distributions) as of any prior fiscal year, and any Incentive Fee will be calculated on only the amount of any such excess. Therefore, if the fair market value of the Fund's net assets (as so adjusted) does not exceed the prior "high water mark," no Incentive Fee will be paid to the Manager, and if such fair market value of the Fund's net assets does exceed any prior "high water mark," the Incentive Fee will be 15% of the amount by which such fair market value exceeds such prior "high water mark." For purposes of determining the Incentive Fee, the Fund's net assets shall include portfolio assets and accrued income and shall be decreased by liabilities and accrued expenses (excluding any accrual for the Incentive Fee).

        The Incentive Fee will be measured from November 1 through October 31 of each year. The Incentive Fee for the preceding fiscal year, if any, shall be paid by the Fund as follows: (i) 90% to be paid within 30 days after the Fund's fiscal year-end; and (ii) the balance to be paid within 30 days after the completion of the Fund's audit for the fiscal year. The Fund reserves the right to borrow money, consistent with the requirements of the 1940 Act, to pay the Incentive Fee. The Manager intends to pay the Sub-Adviser the Incentive Fee so long as the Sub-Adviser is employed as such by the Fund. If the Sub-Adviser's employment by the Fund is terminated during a fiscal year, it will be entitled to receive a pro-rated portion of the Incentive Fee for the fiscal year in which the Sub-Adviser is terminated.

Accrual of Incentive Fee

        The Fund will accrue monthly a liability for the Incentive Fee payable equal to 15% of the month's net capital appreciation in excess of the "high water mark." The month's net capital appreciation is the excess of the fair market value of the Fund's net assets at the end of the month over the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month), adjusted for the current month's contributions and distributions. This liability will be reduced (but not below zero) for any accrual period by 15% of the net capital depreciation of the Fund during such accrual period. Net capital depreciation is the excess of the fair market value of the Fund's net assets at the beginning of the month (or the fair market value of the Fund's net assets at inception for the first month), adjusted for the current month's contributions and distributions, over the fair market value of the Fund's net assets at the end of the month. The Fund's net assets shall include portfolio assets and accrued income, and shall be decreased by liabilities and accrued expenses (excluding any accrual for this Incentive Fee). If an Incentive Fee is paid by the Fund for a particular fiscal year, the amount of the Incentive Fee accrual will be reduced by the amount paid by the Fund. For purposes of determining the Incentive Fee accrual, the Fund's net asset value ("NAV") will be reduced or increased by the amount of the Incentive Fee accrual, thereby affecting the purchase price and redemption price of Interests purchased or sold during the fiscal year.

        The purpose of the accrual is to ensure fairness in the payment of the Incentive Fee by Investors who purchase or redeem Interests during a fiscal year. For example, without the Incentive Fee accrual, Investors who redeem during a fiscal year would benefit from capital appreciation in the Fund's portfolio because the NAV of the Interests is determined by reference to the current value but would not have to pay a proportionate part of any Incentive Fee due. Purchasing Investors and Investors remaining in the Fund could be disproportionately affected. Because the Incentive Fee is based on the performance of the Fund over the course of the entire fiscal year, it is possible that the Incentive Fee accrual could be reversed by a decline in the value of the Fund's assets or in the Fund's performance generally. In that case, some or all of the Incentive Fee accrual borne by the Investor who redeemed its Interests would be retained by the Fund. No adjustment to a purchase or redemption price will be made after it is received or paid by the Fund.

Other Expenses

        The Fund bears certain of its own expenses, including, but not limited to, investment expenses (e.g., brokerage commissions, interest expense, travel and consulting and other professional fees related to particular investments), legal expenses, fees to the Manager, auditing and tax preparation expenses and other similar expenses related to the Fund. Except as expressly provided below, to the extent that services are provided or paid for by the Manager, it will be reimbursed by the Fund. Organizational costs of the Fund and offering expenses were borne by the Manager and were not reimbursed by the Fund.

The Administrator

        BIM is responsible for providing or securing administrative services for the Fund. BTNA is the Administrator of the Fund. BTNA directly provides the Fund with certain administration services, including general supervision of the Fund's operation, coordination of the other services provided to the Fund, evaluation of purchase orders, compilation of information for reports to the U.S. Securities and Exchange Commission ("SEC") and the state securities commissions, preparation of proxy statements and Interestholder reports, and general supervision of data compilation in connection with preparing periodic reports to the Trust's Trustees and officers. BTNA also furnishes office space and certain facilities to conduct the Fund's business.

        Also pursuant to the Administration Agreement between BTNA and the Trust, BTNA keeps records detailing the Investors in the Fund and the amount of their Interests and handles certain communications between Investors and the Fund. In addition, BTNA will distribute dividends and distributions payable by the Fund to Investors and produce statements with respect to account activity for the Fund and its Investors for these services.

        BIM will be solely responsible for providing or paying for the services described in this section. As described above, the Manager will provide or secure such services for the Management Fee, and neither BIM nor BTNA will be entitled to receive any additional fee for providing or securing these services so long as BIM or one of BTNA's affiliates is entitled to receive the Management Fee.

The Custodian

        BIM is responsible for securing custody services for the Fund. Bessemer Trust Company ("BTC"), a state chartered bank, will serve as Custodian of the Fund. The Bank of New York provides sub-custody services pursuant to a sub-agreement with BTC. BIM will be solely responsible for paying the fees incurred for providing custody services to the Fund so long as BIM or one of its affiliates is entitled to receive the Management Fee.

Brokerage Selection

        Portfolio transactions will be allocated to brokers and dealers by the Advisers. In selecting brokers and dealers to effect portfolio transactions, the Advisers have authority to and may consider such factors as price, the ability of the brokers and dealers to effect the transaction, their facilities, reliability and financial responsibility and any products or services provided by such brokers and dealers. Such products and services generally may be of benefit to the Fund but may not directly relate to transactions on behalf of the Fund.

        Accordingly, if the Advisers determine in good faith that the amount of transaction costs (e.g., commissions, markups and markdowns) imposed by a broker or dealer is reasonable in relation to the value of the products or services provided by such broker or dealer, the Advisers may incur transaction costs to such broker or dealer in an amount greater than the amount that might be incurred if another firm were used. Research products or services may include research reports on particular industries and companies, economic surveys and analyses, recommendations as to specific securities and other products or services (e.g., quotation equipment and computer-related costs and expenses) providing lawful and appropriate assistance to the Advisers in the performance of their investment decision-making responsibilities. "Soft dollar" payments or rebates of amounts paid to brokers and dealers may arise from over-the-counter principal transactions, as well as exchange traded agency transactions.

        The Advisers also may execute trades through affiliated broker-dealers and may aggregate trades of the Fund with trades of other advisory accounts over which they have investment responsibility.

Control Persons

        As of the date of the Registration Statement, there are no Investors that beneficially own 25% or more of the Interests.

INTERESTS IN THE FUND

        Interests in the Fund are not freely transferable but the Fund, consistent with Rule 23c-3 under the 1940 Act, will offer to repurchase Interests quarterly at their NAV. An investment in the Fund is suitable only for certain sophisticated investors who meet the definition of an "accredited investor" under Regulation D of the Securities Act of 1933 Act, as amended (the "1933 Act"). Because the Fund charges a performance fee, an investment in the Fund also may be made only by investors who meet the definition of a "qualified client" under Rule 205-3 under the Advisers Act.

Purchase of Interests

        Interests in the Fund are issued solely in private placement transactions that do not involve any "ublic offering" within the meaning of Section 4(2) of the 1933 Act. All investments in the Fund are made without a sales load, at NAV next determined after an order is received by the Fund and accepted by the Administrator. The Fund will accept purchase orders on the last Business Day (as defined below) of each month. Purchase orders will be accepted on such days until the Fund's NAV calculation time. Purchases will be made at the NAV next determined after the order is received by the Fund and accepted by the Administrator.

        Only "qualified clients" as defined under Rule 205-3 under the Advisers Act are eligible to invest in the Fund. An Investor in the Fund also must be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the 1933 Act. Prior to purchasing Interests in the Fund, a potential Investor must complete a Subscription Agreement demonstrating its eligibility to purchase Interests, and will not become an Investor unless and until the Administrator accepts the Subscription Agreement. Bessemer Investor Services, Inc. ("BIS"), a wholly-owned subsidiary of BTNA and a registered broker-dealer, will serve as the placement agent for the Fund. Each Investor will agree in the Subscription Agreement not to transfer its Interests to a person other than the Fund without the consent of the Manager or the Administrator. The purpose of the transfer restriction is to ensure that only "qualified clients" and "accredited investors" hold Interests in the Fund. Investors may redeem their Interests quarterly pursuant to the Fund's quarterly repurchase of Interests. (See "Redemption or Repurchase of Interests.")

        The NAV of the Fund is determined as of 4:00 P.M., Eastern time ("Valuation Time"), at least once a week on a day that the New York Stock Exchange ("NYSE") is open ("Business Day"), and is calculated every Business Day for the five days immediately preceding a Repurchase Request Deadline (as defined below). In addition, the Fund will determine the NAV of the Fund on each day that new Interests are sold and when existing Investors' Interests are repurchased by the Fund. The NAV per Interest is calculated by dividing the aggregate value of the Fund's assets less all liabilities, including any accrual of the Incentive Fee, by the number of Interests outstanding. The Fund values portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Fund values those securities at fair value as determined by or pursuant to procedures adopted by the Board of Trustees.

        Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. The determination of the prices of foreign securities may be based on the latest market quotations from the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Fund may make adjustments to the value of such securities for purposes of determining NAV.

        For purposes of determining NAV, the Fund converts all assets and liabilities denominated in foreign currencies into U.S. dollars at the bid prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

        The minimum initial investment in the Fund is $250,000, subject to the discretion of the Administrator to accept initial investments in lesser amounts. Additional investments may be made in amounts of at least $100,000, subject to the discretion of the Administrator to accept lesser amounts. The Administrator reserves the right to reject any purchase order for any reason. The Administrator will reject any subscription if the investor is not an "accredited investor" as defined under the 1933 Act and a "qualified client" under Rule 205-3 under the Advisers Act.

Redemption or Repurchase of Interests

        The Board of Trustees has adopted Interest repurchase policies as fundamental policies. Those policies, which may not be changed without the vote of the holders of a majority of the Fund's outstanding Interests, provide that in the months of January, April, July and October, the Fund intends to make a Repurchase Offer to repurchase a portion of the outstanding Interests from Investors who request repurchase. The price of the repurchase of Interests normally will be the NAV per Interest determined as of the close of business (4:00 p.m., Eastern time) on the last Business Day of January, April, July and October.

        Repurchase Procedure. At the beginning of each Repurchase Offer, Investors will be notified in writing about the Repurchase Offer, how they may request that the Fund repurchase their Interests and the deadline for Investors to provide their repurchase request to the Manager (the "Repurchase Request Deadline"), which is the date the Repurchase Offer ends. The time between the notification of the Investors and the Repurchase Request Deadline may vary from no more than six weeks to no less than three weeks. For each Repurchase Offer, it is anticipated that each Repurchase Request Deadline will be on the 18th day in each of the months of January, April, July and October, or, if the 18th day is not a Business Day, the next Business Day. The repurchase price of the Interests will be the NAV per Interest as of the close of regular trading on the NYSE on the last Business Day of January, April, July and October (the "Repurchase Pricing Date").

         The Board of Trustees may establish other policies for repurchases of Interests that are consistent with the 1940 Act and other pertinent laws. Interests tendered by Investors by any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. Repurchase proceeds will be paid to Investors within seven days after each Repurchase Pricing Date. The end of the seven days is referred to as the "Repurchase Payment Deadline."

        Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested, which may reduce returns. Moreover, diminution in the size of the Fund through repurchases without offsetting new sales may result in untimely sales of portfolio securities and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities. The Fund may borrow to meet repurchase obligations, which entails certain risks and costs. The Fund may also sell portfolio securities to meet repurchase obligations which, in certain circumstances, may adversely affect the market for portfolio securities and reduce the Fund's value.

        Repurchase Amounts. The Board of Trustees, in its sole discretion, will determine the number of Interests that the Fund will offer to repurchase (the "Repurchase Offer Amount") for a given Repurchase Request Deadline. However, the Repurchase Offer Amount will be at least 5% and no more than 25% of the total number of Interests outstanding on the Repurchase Request Deadline.

        If Investors tender more than the Repurchase Offer Amount for a given Repurchase Offer, the Fund may repurchase an additional amount of Interests of up to 2% of the Interests outstanding on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if the Fund determines to repurchase the additional 2% of the Interests outstanding, the Fund will repurchase the Interests on a pro rata basis. The Fund may, however, accept all Interests tendered by Investors who own less than 100 Interests and who tender all their Interests before accepting on a pro rata basis Interests tendered by other Investors.

        Notices to Investors. Notice of each quarterly Repurchase Offer (and any additional discretionary repurchase offers) will be given to each Investor between 21 and 42 days before each Repurchase Request Deadline. The notice will contain information Investors should consider in deciding whether or not to tender their Interests. The notice also will include detailed instructions on how to tender Interests. The notice will state the Repurchase Offer Amount. The notice will also identify the dates of the Repurchase Request Deadline, scheduled Repurchase Pricing Date, and scheduled Repurchase Payment Deadline. The notice will describe the risk of fluctuation in the NAV between the Repurchase Request Deadline and the Repurchase Pricing Date and the possibility that the Fund may use an earlier Repurchase Pricing Date than the scheduled Repurchase Pricing Date under certain circumstances. The notice will describe (i) the procedures for Investors to tender their Interests, (ii) the procedures for the Fund to repurchase Interests on a pro rata basis, (iii) the circumstances in which the Fund may suspend or postpone a Repurchase Offer, and (v) the procedures that will enable Investors to withdraw or modify their tenders of Interests until the Repurchase Request Deadline. The notice will set forth the NAV of the Interests to be repurchased no more than seven days before the date of notification, and how Investors may ascertain the NAV after the notification date.

        Repurchase Price. The notice of the Repurchase Offer will also provide information concerning the NAV per Interest, such as the NAV as of a recent date or a sampling of recent NAVs and a toll-free number for information regarding the Repurchase Offer. All repurchases will be made without a sales load.

        Suspension or Postponement of Repurchase Offer. The Fund may suspend or postpone a Repurchase Offer only: (A) if making or effecting the Repurchase Offer would cause the Fund to lose its status as a regulated investment company under the Internal Revenue Code; (B) for any period during which the NYSE or any market on which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (C) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (D) for such other periods as the SEC may by order permit for the protection of Investors of the Fund.

        Liquidity Requirements. The Fund must maintain liquid assets equal to their Repurchase Offer Amount from the time that the notice is sent to Investors until the Repurchase Pricing Date. The Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets (a) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline; or (b) that mature by the Repurchase Payment Deadline.

        The Board of Trustees has adopted procedures that are reasonably designed to ensure that the assets are sufficiently liquid so that the Fund can comply with the Repurchase Offer and the liquidity requirements described in the previous paragraph. If, at any time, the Fund falls out of compliance with these liquidity requirements, the Board of Trustees will take whatever action it deems appropriate to ensure compliance.

Federal Income Taxes

        The following discussion regarding federal income taxes is based upon laws that were in effect as of the date hereof and summarizes only some of the important federal income tax considerations affecting the Fund and Investors. It does not apply to tax-exempt Interestholders or those holding Fund Interests through a tax-advantaged account such as a 401(k) plan or individual retirement account. This discussion is not intended as a substitute for careful tax planning. Investors should consult their tax advisors about their own specific tax situation. Please see Part B for additional federal income tax information.

        The Fund will pass on to Investors substantially all of its net investment income and realized capital gains, if any. Distributions from the Fund's ordinary income and net short-term capital gain, if any, will be taxable to Investors as ordinary income. Distributions from the Fund's net long-term capital gain, if any, will be taxable to Investors as long-term capital gain. Corporate Investors may be able to deduct a portion of distributions when determining their taxable income.

        Distributions from the Fund normally will be taxable to Investors when paid, whether an Investor takes distributions in cash or reinvests them in additional Interests. However, distributions declared to Investors of record on a day in October, November or December of one year and distributed in January of the following year will be taxable to Investors as if they were paid on December 31 of the first year. Following the end of each year, the Fund will notify Investors of the federal income tax status of their distributions for the year.

        If an Investor buys Interests shortly before the Fund makes a distribution, the distribution will, in effect, be a taxable return of part of the Investor's investment. Similarly, if an Investor buys Interests when the Fund holds appreciated securities, the Investor will receive a taxable return of part of its investment if and when the Fund sells the appreciated securities and realizes the gain. The Fund has built up, or has the potential to build up, high levels of unrealized appreciation.

        Redemptions (including redemptions-in-kind) and exchanges of Interests ordinarily will result in a taxable capital gain or loss, depending on the amount an Investor receives for its Interests (or is deemed to receive in the case of exchanges) and the amount the Investor paid (or is deemed to have paid) for them. Such capital gain or loss will be long-term capital gain or loss if the Investor has held the redeemed or exchanged Fund Interests for more than one year at the time of redemption or exchange. In certain circumstances, losses realized on the redemption or exchange of Fund Interests may be disallowed.

        Foreign Investors may be subject to different tax treatment, including withholding taxes. In certain circumstances, U.S. residents may be subject to back-up withholding taxes.

Distributions

        The Fund can make money in two ways. First, it can earn income such as interest paid on bonds and dividends paid on common stocks. Second, the Fund can have capital gain if the value of its portfolio securities increases. If the Fund sells a security at a gain, the gain is realized. If the Fund continues to hold the investment, any gain is unrealized. When the Fund makes a distribution of income and gains, the distribution will be split equally among all Interests. The Fund intends to distribute its income and its realized capital gains at least once a year.

        The distribution an Investor receives is based on the number of Interests held on the record date, which is usually the day the distribution is declared. Interests are eligible to receive distributions from the settlement date or the trade date of the purchase up to and including the day before the Interests are sold.

        Distributions will automatically be re-invested in additional Interests of the Fund unless the Investor specifically requests that distributions be paid in cash. An Investor may request distribution be paid in cash by submitting his or her request in writing. Cash distributions are generally paid within five business days after the end of the month, quarter or year in which the distribution was made. If the Investor sells its Interests, the Fund will normally pay any distribution that applies to those Interests in cash within five business days after the sale was made.

        If an Investor invests in Interests shortly before the Fund makes a distribution, the Investor's share of the distribution will, in effect, be a taxable return of part of the Investor's investment in the Fund. Similarly, if an Investor invests in Interests when the Fund holds appreciated securities in its portfolio, the Investor will receive a taxable return of part of the Investor's investment in the Fund if and when the Fund sells the those securities and realizes the gain. The Fund has the potential to build up high levels of unrealized appreciation in its portfolio.

Authorized Securities

        The following table shows the number of securities authorized and the number of securities outstanding as of December 31, 2002:

(1)	(2)	(3)
Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under Column Number 2

Unlimited	-0-	10,222,593.284

FURTHER INFORMATION

        This Part A provides the information that a prospective Investor should know about the Fund before investing. Additional information about the Fund, including Part B dated February 2003 has been filed with the Securities and Exchange Commission. Part B is available upon request and without charge by writing to the Fund at the address above or by calling (732) 694-5439. Part B is incorporated by reference into this Part A in its entirety. The table of contents of Part B appears below.

Investor inquiries should be directed to Peter Artemiou at (732) 694-5439.

TABLE OF CONTENTS OF PART B

GENERAL INFORMATION HISTORY

INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT POLICIES

FUNDAMENTAL INVESTMENT POLICIES

NON-FUNDAMENTAL INVESTMENT POLICIES

INVESTMENT RISKS

ADDITIONAL INFORMATION ON FUND INVESTMENTS

Permissible Fund Investments

Asset-Backed Securities

Bank Instruments

Commercial Instruments

Convertible Securities

Custodial Receipts

Currency Swaps

Delayed Delivery Transactions

Equity Swap Contracts

Foreign Currency Transactions

Guaranteed Investment Contracts

Interest Rate Transactions

Options on Currencies

Other Investment Companies

Real Estate Investment Trust

Repurchase Agreements

Restricted Securities

Reverse Repurchase Agreements

Securities Lending

Short Sales

Special Situations

Stripped Securities

Tax-Exempt Instruments

U.S. Government Obligations

Use of Segregated and Other Special Accounts

Variable Amount Master Demand Notes

Variable- and Floating-Rate Instruments

Warrants

When-Issued Purchases and Forward Commitments

Temporary Defensive Investments

Portfolio Turnover

Interest Repurchase

DETERMINATION OF NET ASSET VALUE

MANAGEMENT

CODE OF ETHICS

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

Approval of Investment Advisory Agreements by the Board of Trustees

Administrator

Custodian and Fund Accountant

Independent Accountants and Reports

Fund Counsel and Independent Counsel

BROKERAGE ALLOCATION AND OTHER PRACTICES

Section 28(e) Standards

TAXATION

General

Equalization Accounting

Excise Tax

Taxation of Fund Investments

Taxation of Distributions

Pass-Through of Fund Expenses

Sales and Exchanges of Interest

Federal Income Tax Rates

Backup Withholding

Corporate Investors

Foreign Interestholders

Foreign Taxes

FINANCIAL STATEMENTS

BESSEMER FUNDS TRUST

Bessemer Sand Hill Investors Fund II

Part B

February 2003

ITEM 14. COVER PAGE AND TABLE OF CONTENTS.

        This Part B is not a prospectus. It is intended to provide additional information regarding the Bessemer Sand Hill Investors Fund II (the "Fund") of Bessemer Funds Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated February 2003. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. Copies of Part A may be obtained without charge by writing Bessemer Funds Trust, 630 Fifth Avenue, New York, New York 10111, or by calling (732) 694-5439.

TABLE OF CONTENTS

Page

GENERAL INFORMATION HISTORY

INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT POLICIES

FUNDAMENTAL INVESTMENT POLICIES

NON-FUNDAMENTAL INVESTMENT POLICIES

INVESTMENT RISKS

ADDITIONAL INFORMATION ON FUND INVESTMENTS

Permissible Fund Investments

Asset-Backed Securities

Bank Instruments

Commercial Instruments

Convertible Securities

Custodial Receipts

Currency Swaps

Delayed Delivery Transactions

Equity Swap Contracts

Foreign Currency Transactions

Guaranteed Investment Contracts

Interest Rate Transactions

Options on Currencies

Other Investment Companies

Real Estate Investment Trust

Repurchase Agreements

Restricted Securities

Reverse Repurchase Agreements

Securities Lending

Short Sales

Special Situations

Stripped Securities

Tax-Exempt Instruments

U.S. Government Obligations

Use of Segregated and Other Special Accounts

Variable Amount Master Demand Notes

Variable- and Floating-Rate Instruments

Warrants

When-Issued Purchases and Forward Commitments

Temporary Defensive Investments

Portfolio Turnover

Share Repurchase

DETERMINATION OF NET ASSET VALUE

MANAGEMENT

CODE OF ETHICS

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

INVESTMENT ADVISORY AND OTHER SERVICES

APPROVAL OF INVESTMENT ADVISORY AGREEMENTS BY THE BOARD OF TRUSTEES

Administrator

Custodian and Fund Accountant

Independent Accountants and Reports

Fund Counsel and Independent Counsel

BROKERAGE ALLOCATION AND OTHER PRACTICES

Section 28(e) Standards

TAXATION

General

Equalization Accounting

Excise Tax

Taxation of Fund Investments

Taxation of Distributions

Pass-through of Fund Expenses

Sales and Exchanges of Interests

Federal Income Tax Rates

Backup Withholding

Corporate Investors

Foreign Investors

Foreign Taxes

FINANCIAL STATEMENTS

ITEM 16. GENERAL INFORMATION AND HISTORY

        The Trust was organized as a Delaware business Trust. The Trusts Declaration of Trust authorizes the Board of Trustees (the "Board") to issue an unlimited number of Interests ("Interests") and to establish and designate such Interests into one or more portfolios. Interests may be purchased only by investors who are "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). An investor whose Subscription Agreement has been accepted by the Administrator and who purchases Interests in the Fund is referred to as an "Investor."

        The Trust is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust consists of one portfolio, the Bessemer Sand Hill Investors Fund II (the "Fund"). The Fund is "non-diversified" as defined in the 1940 Act. The Fund is an interval closed-end Fund under Rule 23c-3 that will offer to repurchase a portion of its Interests quarterly at net asset value.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT POLICIES

        Information concerning the Fund's investment objective is set forth in Part A. There can be no assurance that the Fund will achieve its objective. The principal features of the Fund's investment program and the primary risks associated with the investment program are discussed in Part A. The values of the securities in which the Fund invests fluctuate based upon, among other things, interest rates, foreign currency rates, the financial stability of the issuer and market factors.

FUNDAMENTAL INVESTMENT POLICIES:

        As a matter of fundamental policy which may not be changed without a majority vote of the Investors, the Fund:

1. May not, underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either (a) in connection with the disposition of a portfolio security, or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Fund's ability to invest in securities issued by other registered investment companies.

2. May not, purchase or sell real estate, except the Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

3. May not, purchase or sell commodities, except that the Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

4. May not, make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Fund.

5. May not, borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Fund.

6. May not purchase securities of any one issuer (other than U.S. Government Obligations) if, immediately after such purchase, more than 25% of the value of the Fund's total assets would be invested in the securities of one issuer, and with respect to 50% of such Fund's total assets, more than 5% of its assets would be invested in the securities of one issuer. Notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Fund.

7. May purchase securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry.

8. With respect to its share repurchases:

*the Fund will make share repurchase offers quarterly (except under the circumstances described below), commencing as soon as practicable, pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time;

*5%-25% of the Fund's outstanding common stock will be subject to each repurchase offer;

*the repurchase request deadline ("Repurchase Request Deadline") will be the 18th day of January, April, July and October, or if the 18th is not a Business Day, the next Business Day; and

*there will be a maximum 14 day period, or the next business day if the fourteenth day is not a business day, between the Repurchase Request Deadline and the date on which the tendered Interests are priced.

NON-FUNDAMENTAL INVESTMENT POLICIES:

        The Fund has adopted the following non-fundamental policies which may be changed by a vote of a majority of the Trustees of the Fund without approval of the Investors. The Fund may:

1. Invest in shares of other open-end management investment companies, subject to the limitations of the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

2. Not invest or hold more than 10% of the Fund's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

3. Invest in futures or options contracts regulated by the CFTC for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of the Fund's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.

The Fund (i) will not hedge more than 50% of its total assets by selling futures contracts, buying put options, and writing call options (so called "short positions"), (ii) will not buy futures contracts or write put options whose underlying value exceeds 25% of the Fund's total assets, and (iii) will not buy call options with a value exceeding 5% of the Fund's total assets.

4. Lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Fund's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily.

5. Not make investments for the purpose of exercising control of management. (Investments by the Fund in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

6. Not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

INVESTMENT RISKS

        In addition to the investment risks and considerations set forth in Part A identified in certain of the securities descriptions below, there are additional investment risks and considerations associated with an investment in the Fund.

        Investments by the Fund in common stocks and other equity securities are subject to stock market risks. The value of the stocks that the Fund holds, like the broader stock market, may decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline.

        The Fund is a non-diversified portfolio, which means that it typically invests in fewer issuers than diversified portfolios. Therefore, appreciation or depreciation of an investment in a single issuer could have a greater impact on the Fund's net asset value. This is not the case with respect to a diversified portfolio. The Fund reserves the right to become a diversified portfolio by limiting the investments in which more than 5% of its total assets are invested.

        The Fund may invest in securities of smaller and newer issuers. Investments in such companies may present greater opportunities for capital appreciation because of high potential earnings growth, but also present greater risks than investments in more established companies with longer operating histories and greater financial capacity.

        The Fund may invest in foreign companies (including investments made through ADRs and similar instruments) and in emerging markets which are subject to additional risks, including less liquidity and greater price volatility. Investment in foreign and emerging markets may also be subject to special risks associated with international trade including currency, political, regulatory and diplomatic risk.

ADDITIONAL INFORMATION ON FUND INVESTMENTS

Permissible Fund Investments

        In addition to the principal investment strategies for the Fund, which are outlined in Part A, the Fund also may invest in other types of securities in percentages of less than 10% of its total assets (the Fund may invest in money market instruments without limit during temporary defensive periods, as more fully discussed in Part A).

Asset-Backed Securities

        In General. Asset-backed securities arise through the grouping by governmental, government-related, and private organizations of loans, receivables, or other assets originated by various lenders. Asset-backed securities consist of both mortgage- and non-mortgage-backed securities. Interests in pools of these assets may differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal paid at maturity or specified call dates. Conversely, asset-backed securities provide periodic payments which may consist of both interest and principal payments.

        The life of an asset-backed security varies depending upon rate of the prepayment of the underlying debt instruments. The rate of such prepayments will be a function of current market interest rates, and other economic and demographic factors. For example, falling interest rates generally result in an increase in the rate of prepayments of mortgage loans while rising interest rates generally decrease the rate of prepayments. An acceleration in prepayments in response to sharply falling interest rates will shorten the security's average maturity and limit the potential appreciation in the security's value relative to a conventional debt security. Consequently, asset-backed securities may not be as effective in locking in high, long-term yields. Conversely, in periods of sharply rising rates, prepayments are generally slow, increasing the security's average life and its potential for price depreciation.

        Mortgage-Backed Securities. Mortgage-backed securities represent an ownership interest in a pool of mortgage loans.

        Mortgage pass-through securities may represent participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. Government or one of its agencies, authorities or instrumentalities. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

        The guaranteed mortgage pass-through securities in which the Fund may invest may include those issued or guaranteed by GNMA, FNMA, or "Freddie Mac." Such Certificates are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Such mortgage loans may have fixed or adjustable rates of interest.

        The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool.

        The yield which will be earned on mortgage-backed securities may vary from their coupon rates for the following reasons: (i) Certificates may be issued at a premium or discount, rather than at par; (ii) Certificates may trade in the secondary market at a premium or discount after issuance; (iii) interest is earned and compounded monthly, which has the effect of raising the effective yield earned on the Certificates; and (iv) the actual yield of each Certificate is affected by the prepayment of mortgages included in the mortgage pool underlying the Certificates and the rate at which principal so prepaid is reinvested. In addition, prepayment of mortgages included in the mortgage pool underlying a GNMA Certificate purchased at a premium may result in a loss to the Fund.

        Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government.

        Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities (collateral collectively hereinafter referred to as "Mortgage Assets"). Multi-class pass-through securities are interests in a Trust composed of Mortgage Assets and all references herein to CMOs will include multi-class pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the Fund to pay debt service on the CMOs or make scheduled distribution on the multi-class pass-through securities.

        Moreover, principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis.

        The principal and interest payments on the Mortgage Assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

        Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. The Fund will only invest in SMBS that are obligations backed by the full faith and credit of the U.S. Government. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. The Fund will only invest in SMBS whose mortgage assets are U.S. Government obligations.

        A common type of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities. The market value of any class which consists primarily or entirely of principal payments generally is unusually volatile in response to changes in interest rates.

        The average life of mortgage-backed securities varies with the maturities of the underlying mortgage instruments. The average life is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of mortgage prepayments, mortgage refinancings, or foreclosures. The rate of mortgage prepayments, and hence the average life of the certificates, will be a function of the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. Such prepayments are passed through to the registered holder with the regular monthly payments of principal and interest and have the effect of reducing future payments. Estimated average life will be determined by the Adviser and used for the purpose of determining the average weighted maturity and duration of the Fund.

        Non-Mortgage Asset-Backed Securities. Non-mortgage asset-backed securities include interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Such securities also may include instruments issued by certain Trusts, partnerships or other special purpose issuers, including pass-through certificates representing participations in, or debt instruments backed by, the securities and other assets owned by such issuers.

        Non-mortgage-backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities.

        The purchase of non-mortgage-backed securities raises considerations peculiar to the financing of the instruments underlying such securities. For example, most organizations that issue asset-backed securities relating to motor vehicle installment purchase obligations perfect their interests in their respective obligations only by filing a financing statement and by having the servicer of the obligations, which is usually the originator, take custody thereof. In such circumstances, if the servicer were to sell the same obligations to another party, in violation of its duty not to do so, there is a risk that such party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. Also, although most such obligations grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to perfect such security interest against competing claims of other parties. Due to the larger number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the obligations underlying the asset-backed securities, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the asset-backed securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's obligation certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the related asset-backed securities. Insofar as credit card receivables are concerned, credit card holders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing the amounts paid on such receivables. In addition, unlike most other asset-backed securities, credit card receivables are unsecured obligations of the card holder.

        While the market for asset-backed securities is becoming increasingly liquid, the market for mortgage-backed securities issued by certain private organizations and non-mortgage-backed securities is not as well developed. The Adviser intends to limit its purchases of mortgage-backed securities issued by certain private organizations and non-mortgage-backed securities to securities that are readily marketable at the time of purchase.

Bank Instruments

        Obligations of U.S. commercial banks include certificates of deposit, time deposits and bankers' acceptances. Certificates of deposit are negotiable interest-bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market, prior to maturity. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Time deposits earn a specified rate of interest over a definite period of time; however, time deposits cannot be traded in the secondary market. Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and furnish dollar exchanges. Maturities are generally six months or less.

Commercial Instruments

        Commercial Instruments consist of short-term U.S. dollar-denominated obligations issued by domestic corporations or issued in the U.S. by foreign corporations and foreign commercial banks. Investments by the Fund in commercial paper will consist of issues rated in a manner consistent with the Fund's investment policies and objectives. In addition, the Fund may acquire unrated commercial paper and corporate bonds that are determined by the Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by the Fund as previously described.

        Variable-rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. While some of these notes are not rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the investment advisor that they are: (i) comparable in priority and security to a class of short-term instruments of the same issuer that has such rating(s), or (ii) of comparable quality to such instruments as determined by the Board on the advice of the Adviser. Variable-rate instruments acquired by the Fund will be rated at a level consistent with the Fund's investment objective and policies of high quality as determined by a major rating agency or, if not rated, will be of comparable quality as determined by the Adviser. See also the discussion of variable- and floating-rate instruments in this Part B.

        Variable- and floating-rate instruments are unsecured instruments that permit the indebtedness thereunder to vary. While there may be no active secondary market with respect to a particular variable or floating rate instrument purchased by the Fund, the Fund may, from time to time as specified in the instrument, demand payment of the principal or may resell the instrument to a third party. The absence of an active secondary market, however, could make it difficult for the Fund to dispose of an instrument if the issuer defaulted on its payment obligation or during periods when the Fund is not entitled to exercise its demand rights, and the Fund could, for these or other reasons, suffer a loss. The Fund may invest in variable and floating rate instruments only when the Adviser deems the investment to involve minimal credit risk. If such instruments are not rated, the Adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers of such instruments and will continuously monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period specified in the instrument.

        The Fund also may purchase short-term participation interests in loans extended by banks to companies, provided that both such banks and such companies meet the quality standards set forth above. In purchasing a loan participation or assignment, the Fund acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured and most impose restrictive covenants which must be met by the borrower and which are generally more stringent than the covenants available in publicly traded debt securities. However, interests in some loans may not be secured, and the Fund will be exposed to a risk of loss if the borrower defaults. Loan participations also may be purchased by the Fund when the borrowing company is already in default. In purchasing a loan participation, the Fund may have less protection under the federal securities laws than it has in purchasing traditional types of securities. The Fund's ability to assert its rights against the borrower will also depend on the particular terms of the loan agreement among the parties.

Convertible Securities

        The Fund may invest in convertible securities, such as bonds, notes, debentures, preferred stocks and other securities that may be converted into common stock. All convertible securities purchased by the Fund will be rated in the top two categories by an NRSRO or, if unrated, determined by the Adviser to be of comparable quality. Investments in convertible securities can provide income through interest and dividend payments, as well as, an opportunity for capital appreciation by virtue of their conversion or exchange features.

        The convertible securities in which the Fund may invest include fixed-income and zero coupon debt securities, and preferred stock that may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. The exchange ratio for any particular convertible security may be adjusted from time to time due to stock splits, dividends, spin-offs, other corporate distributions or scheduled changes in the exchange ratio. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities, generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stock changes, and, therefore, also tends to follow movements in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible security tends to rise as a reflection of the value of the underlying common stock, although typically not as much as the price of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

        As debt securities, convertible securities are investments which provide for a stream of income or, in the case of zero coupon securities, accretion of income with generally higher yields than common stocks. Of course, like all debt securities, there can be no assurance of income or principal payments because the issuers of the convertible securities may default on their obligations. Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion exchange features. Convertible securities generally are subordinated to other similar debt securities but not to non-convertible securities of the same issuer. Convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. However, convertible bonds and convertible preferred stock typically have lower coupon rates than similar non-convertible securities. Convertible securities may be issued as fixed income obligations that pay current income or as zero coupon notes and bonds, including Liquid Yield Option Notes ("LYONs"). Zero coupon securities pay no cash income and are sold at substantial discounts from their value at maturity. When held to maturity, their entire income, which consists of accretion of discount, comes from the difference between the issue price and their value at maturity. Zero coupon convertible securities offer the opportunity for capital appreciation because increases (or decreases) in the market value of such securities closely follow the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks because they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

Custodial Receipts

        The Fund may also acquire custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investors Growth Receipts" and "Certificates of Accrual on Treasury Securities." Although custodial receipts are not considered U.S. Government securities, they are indirectly issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities. Custodial receipts will be treated as illiquid securities.

Currency Swaps

        The Fund also may enter into currency swaps for hedging purposes and to seek to increase total return. In as much as swaps are entered into for good faith hedging purposes or are offset by a segregated account as described below, the Fund and the Adviser believe that swaps do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over its entitlement with respect to each currency swap will be accrued on a daily basis and an amount of cash or liquid high grade debt securities (i.e., securities rated in one of the top three ratings categories by an NRSRO, or, if unrated, deemed by the Adviser to be of comparable credit quality) having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Fund's custodian. The Fund will not enter into any currency swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser.

Delayed Delivery Transactions

        In a delayed delivery transaction, the Fund relies on the other party to complete the transaction. If the transaction is not completed, the Fund may miss a price or yield considered to be advantageous. In delayed delivery transactions, delivery of the securities occurs beyond normal settlement periods, but the Fund would not pay for such securities or start earning interest on them until they are delivered. However, when the Fund purchases securities on such a delayed delivery basis, it immediately assumes the risk of ownership, including the risk of price fluctuation. Failure by a counterparty to deliver a security purchased on a delayed delivery basis may result in a loss or missed opportunity to make an alternative investment. Depending upon market conditions, the Fund's delayed delivery purchase commitments could cause its net asset value to be more volatile, because such securities may increase the amount by which the Fund's total assets, including the value of when-issued and delayed delivery securities held by the Fund, exceed its net assets.

Equity Swap Contracts

        The Fund may from time to time enter into equity swap contracts. The counterparty to an equity swap contract will typically be a bank, investment banking firm or broker/dealer. For example, the counterparty will generally agree to pay the Fund the amount, if any, by which the notional amount of the Equity Swap Contract would have increased in value had it been invested in the stocks comprising the S&P 500 Index in proportion to the composition of the Index, plus the dividends that would have been received on those stocks. The Fund will agree to pay to the counterparty a floating rate of interest (typically the London Inter Bank Offered Rate) on the notional amount of the Equity Swap Contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to the Fund on any Equity Swap Contract should be the gain or loss on the notional amount plus dividends on the stocks comprising the S&P 500 Index less the interest paid by the Fund on the notional amount. The Fund will only enter into Equity Swap Contracts on a net basis, i.e., the two parties' obligations are netted out, with the Fund paying or receiving, as the case may be, only the net amount of any payments. Payments under the Equity Swap Contracts may be made at the conclusion of the contract or periodically during its term.

        If there is a default by the counterparty to an Equity Swap Contract, the Fund will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that Equity Swap Contract counterparties will be able to meet their obligations pursuant to Equity Swap Contracts or that, in the event of default, the Fund will succeed in pursuing contractual remedies. The Fund thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to Equity Swap Contracts. The Fund will closely monitor the credit of Equity Swap Contract counterparties in order to minimize this risk.

        The Fund may from time to time enter into the opposite side of Equity Swap Contracts (i.e., where the Fund is obligated to pay the increase (net of interest) or receive the decrease (plus interest) on the contract to reduce the amount of the Fund's equity market exposure consistent with the Fund's objective. These positions are sometimes referred to as Reverse Equity Swap Contracts.

        Equity Swap Contracts will not be used to leverage the Fund. The Fund will not enter into any Equity Swap Contract or Reverse Equity Swap Contract unless, at the time of entering into such transaction, the unsecured senior debt of the counterparty is rated at least A by Moody's or S&P. Since the SEC considers Equity Swap Contracts and Reverse Equity Swap Contracts to be illiquid securities, the Fund will not invest in Equity Swap Contracts or Reverse Equity Swap Contracts if the total value of such investments together with that of all other illiquid securities which the Fund owns would exceed 15% of the Fund's net assets.

        The Adviser does not believe that the Fund's obligations under Equity Swap Contracts or Reverse Equity Swap Contracts are senior securities and, accordingly, the Fund will not treat them as being subject to its borrowing restrictions. However, the net amount of the excess, if any, of the Fund's obligations over its respective entitlements with respect to each Equity Swap Contract and each Reverse Equity Swap Contract will be accrued on a daily basis and an amount of cash, U.S. Government securities or other liquid high quality debt securities having an aggregate market value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian.

Foreign Currency Transactions

        The Fund may invest in foreign currency transactions. Foreign securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. The Fund may purchase or sell forward foreign currency exchange contracts ("forward contracts") to attempt to minimize the risk to the Fund from adverse changes in the relationship between the U.S. dollar and foreign currencies. The Fund may also purchase and sell foreign currency futures contracts and related options (see "Purchase and Sale of Currency Futures Contracts and Related Options"). A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers.

        Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement, and is traded at a net price without commission. The Fund will direct its custodian to segregate high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

        The Fund may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when the investment advisor believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency, or when the investment advisor believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge").

        The Fund may, however, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where the investment advisor believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the Fund securities are denominated (a "cross-hedge").

        Foreign currency hedging transactions are an attempt to protect the Fund against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

        The Fund's custodian will segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Fund's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Fund's commitments with respect to such contracts. As an alternative to segregating all or part of such securities, the Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price or the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

        The Fund is a dollar-denominated mutual fund and therefore consideration is given to hedging part or all of the portfolio back to U.S. dollars from international currencies. All decisions to hedge are based upon an analysis of the relative value of the U.S. dollar on an international purchasing power parity basis (purchasing power parity is a method for determining the relative purchasing power of different currencies by comparing the amount of each currency required to purchase a typical bundle of goods and services to domestic markets) and an estimation of short-term interest rate differentials (which affect both the direction of currency movements and also the cost of hedging).

        When the Fund purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be segregated with the Fund's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

        The Fund may limit its ability to engage in hedging transactions in response to the policies and concerns of various federal and state regulatory agencies. Such policies may be changed by vote of the Board.

Guaranteed Investment Contracts

        Guaranteed investment contracts, investment contracts or funding agreements (each referred to as a "GIC") are investment instruments issued by highly rated insurance companies. Pursuant to such contracts, the Fund may make cash contributions to a deposit fund of the insurance company's general or separate accounts. The insurance company then credits to the Fund guaranteed interest. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. The purchase price paid for a GIC generally becomes part of the general assets of the issuer, and the contract is paid from the general assets of the issuer.

        The Fund will only purchase GICs from issuers which, at the time of purchase, meet quality and credit standards established by the Adviser. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Also, the Fund may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, at which point the GIC may be considered to be an illiquid investment.

Interest Rate Transactions

        Among the strategic transactions into which the Fund may enter are interest rate swaps and the purchase or sale of related caps and floors. The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. The Fund intends to use these transactions as hedges and not as speculative investments and will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Fund may be obligated to pay. Interest rate swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount.

        The Fund will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. In as much as these swaps, caps and floors are entered into for good faith hedging purposes, the Adviser and the Fund believe such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to its borrowing restrictions. The Fund will not enter into any swap, cap and floor transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the counterparty, combined with any credit enhancements, is rated at least "A" by Standard & Poor's Corporation or Moody's Investors Service, Inc. or has an equivalent rating from a NRSRO, or is determined to be of equivalent credit quality by the Adviser. If there is a default by the counterparty, the Fund may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

        With respect to swaps, the Fund will accrue the net amount of the excess, if any, of its obligations over its entitlements with respect to each swap on a daily basis and will segregate an amount of cash or liquid high grade securities having a value equal to the accrued excess. Caps and floors require segregation of assets with a value equal to the Fund's net obligation, if any.

Options on Currencies

        The Fund may purchase and sell options on currencies to hedge the value of securities the Fund holds or intends to buy. Options on foreign currencies may be traded on U.S. and foreign exchanges or over-the-counter.

Other Investment Companies

        In seeking to attain its investment objective, the Fund may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act, the rules and regulations thereunder or any exemptive orders obtained. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund as a whole. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including investment advisory fees. These expenses would be in addition to the investment advisory and other expenses that the Fund bears in connection with its own operations.

Real Estate Investment Trusts

        A real estate investment trust ("REIT") is a managed portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls. An equity REIT holds equity positions in real estate, and it seeks to provide its shareholders with income from the leasing of its properties, and with capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties, and passes any interest income it may earn to its shareholders.

        REITs may be affected by changes in the value of the underlying property owned or financed by the REIT, while Mortgage REITs also may be affected by the quality of credit extended. Both equity and mortgage REITs are dependent upon management skill and may not be diversified. REITs also may be subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for preferential treatment under the Internal Revenue Code of 1986, as amended (the "Code").

Repurchase Agreements

        Repurchase agreements are agreements by which a person (e.g., the Fund) obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

        The repurchase agreements entered into by the Fund will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (the Adviser, the Custodian or an agent of either such party monitors compliance with this requirement). Under all repurchase agreements entered into by the Fund, the Fund's custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying security to the seller's estate.

Restricted Securities

        Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act") absent an exemption from registration. Certain of the permitted investments of the Fund may be restricted securities and the Adviser may invest in restricted securities based on guidelines which are the responsibility of and are periodically reviewed by the Board. Under these guidelines, the Adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the Adviser intends to purchase securities that are exempt from registration under Rule 144A and Section 4(2) promulgated under the 1933 Act. The Fund may purchase liquid and illiquid restricted securities.

Reverse Repurchase Agreements

        At the time the Fund enters into a reverse repurchase agreement, it may establish a segregated account with its custodian bank in which it will maintain cash, U.S. Government securities or other liquid high grade debt obligations equal in value to its obligations in respect of reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund's use of proceeds of the agreement may be restricted pending a determination by the other party, or its Trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities. Reverse repurchase agreements are speculative techniques involving leverage, and are subject to asset coverage requirements if the Fund does not establish and maintain a segregated account (as described above). In addition, some or all of the proceeds received by the Fund from the sale of a portfolio instrument may be applied to the purchase of a repurchase agreement. To the extent the proceeds are used in this fashion and a common broker/dealer is the counterparty on both the reverse repurchase agreement and the repurchase agreement, the arrangement might be recharacterized as a swap transaction. Under the requirements of the 1940 Act, the Fund is required to maintain an asset coverage (including the proceeds of the borrowings) of at least 300% of all borrowings. Depending on market conditions, the Fund's asset coverage and other factors at the time of a reverse repurchase, the Fund may not establish a segregated account when the Adviser believes it is not in the best interests of the Fund to do so. In this case, such reverse repurchase agreements will be considered borrowings subject to the asset coverage described above.

Securities Lending

        To increase return on portfolio securities, the Fund may lend its portfolio securities to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, its agencies or instrumentalities, an irrevocable letter of credit issued by (i) a U.S. bank that has total assets exceeding $1 billion and that is a member of the Federal Deposit Insurance Corporation, or (ii) a foreign bank that is one of the 75 largest foreign commercial banks in terms of total assets, or any combination thereof. Such loans will not be made if, as a result, the aggregate of all outstanding loans of the Fund involved exceeds one-third of the value of its total assets taken at fair market value. The Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities, including cash collateral received for securities loans. However, the Fund will normally pay lending fees to such broker/dealers and related expenses from the interest earned on investment collateral. Any loan may be terminated by either party upon reasonable notice to the other party.

        There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser to be of good standing and when, in its judgment, the income to be earned from the loan justifies the attendant risks. Pursuant to the securities loan agreement the Fund is able to terminate the securities loan upon notice of not more than five business days and thereby secure the return to the Fund of securities identical to the transferred securities upon termination of the loan.

Short Sales

        The Fund may from time to time enter into short sales transactions. The Fund will not make short sales of securities nor maintain a short position unless at all times when a short position is open, such Fund owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short. This is a technique known as selling short "against the box."

Special Situations

        The Fund may invest in "special situations." A special situation arises when, in the opinion of the Adviser, the securities of a particular company will, within a reasonably estimable period of time, be accorded market recognition at an appreciated value solely by reason of a development applicable to that company, and regardless of general business conditions or movements of the market as a whole. Developments creating special situations might include, among others: liquidations, reorganizations, recapitalizations, mergers, material litigation, technical breakthroughs and new management or management policies. Although large and well known companies may be involved, special situations more often involve comparatively small or unseasoned companies. Investments in unseasoned companies and special situations often involve much greater risk than is inherent in ordinary investment securities.

Stripped Securities

        The Fund may purchase stripped securities issued or guaranteed by the U.S. Government, where the principal and interest components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS"). Under STRIPS, the principal and interest components are individually numbered and separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts independently.

        In addition, the Fund may purchase stripped mortgage-backed securities ("SMBS") issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions. If the underlying obligations experience greater than anticipated prepayments of principal, the Fund may fail to fully recover its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be full recovered. SMBS issued by the U.S. Government (or a U.S. Government agency or instrumentality) may be considered liquid under guidelines established by the Trust's Board if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Fund's net asset value.

Tax-Exempt Instruments

        Tax-exempt instruments which are permissible investments include floating-rate notes. Investments in such floating-rate instruments will normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate at a major commercial bank), and that the Fund can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must, in the Adviser's opinion be comparable to the long-term bond or commercial paper ratings discussed above. The Adviser will monitor the earnings power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. The Adviser may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings discussed above, including municipal lease obligations and participation interests in municipal securities (such as industrial development bonds and municipal lease purchase payments).

U.S. Government Obligations

        The Fund may invest in U.S. Government obligations. Examples of the types of U.S. Government obligations that may be held by the Fund include, in addition to U.S. Treasury bonds, notes and bills, the obligations of the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Tennessee Valley Authority, Resolution Funding Corporation and Maritime Administration. Obligations guaranteed as to principal or interest by the U.S. Government, its agencies, authorities or instrumentalities are deemed to include: (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government, its agencies, authorities or instrumentalities and (b) participations in loans made to foreign governments or their agencies that are so guaranteed. The secondary market for certain of these participations is limited. If such participations are illiquid they will not be purchased.

        U.S. Government obligations include principal and interest components of securities issued or guaranteed by the U.S. Treasury if the components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program. Obligations issued or guaranteed as to principal or interest by the U.S. Government, its agencies, authorities or instrumentalities may also be acquired in the form of custodial receipts. These receipts evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government, its agencies, authorities or instrumentalities.

Use of Segregated and Other Special Accounts

        Options, futures and forward foreign currency contracts that obligate the Fund to provide cash, securities or currencies to complete such transactions will entail that Fund to either segregate assets in an account with, or on the books of, the Fund's custodian, or otherwise "covering" the transaction as described below. For example, a call option written by the Fund will require the Fund to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or liquid assets sufficient to meet the obligation by purchasing and delivering the securities if the call is exercised. A call option written on an index will require that Fund to have portfolio securities that correlate with the index. A put option written by the Fund also will require that Fund to have available assets sufficient to purchase the securities the Fund would be obligated to buy if the put is exercised.

        A forward foreign currency contract that obligates the Fund to provide currencies will require the Fund to hold currencies or liquid securities denominated in a foreign currency which will equal the Fund's obligations. Such a contract requiring the purchase of currencies also requires segregation.

        Unless a segregated account consists of the securities, cash or currencies that are the subject of the obligation, the Fund will hold cash, U.S. Government securities or other liquid securities in a segregated account. These assets cannot be transferred while the obligation is outstanding unless replaced with other suitable assets. In the case of an index-based transaction, the Fund could own securities substantially replicating the movement of the particular index.

        In the case of a futures contract, the Fund must deposit initial margin and variation margin, as often as daily, if the position moves adversely, sufficient to meet its obligation to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. Similarly, options on futures contracts require the Fund to deposit margin to the extent necessary to meet the Fund's commitments.

        In lieu of such assets, such transactions may be covered by other means consistent with applicable regulatory policies. The Fund may enter into off-setting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related options and hedging transactions. For example, the Fund could purchase a put option if the strike price of that option is the same or higher than the strike price of a put option sold by that Fund. Moreover, instead of segregating assets if the Fund held a futures or forward contract, it could purchase a put option on the same futures or forward contract with a strike price as high or higher than the price of the contract held. Of course, the off-setting transaction must terminate at the time of or after the primary transaction.

Variable Amount Master Demand Notes

        Commercial paper which may be purchased by the Fund includes variable-amount master demand notes which may or may not be backed by bank letters of credit. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a periodic basis (e.g. daily, weekly or monthly) depending upon a stated short-term interest rate index. Both the lender and the borrower may have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded. The holder of an instrument with a demand feature may tender the instrument back to the issuer at par prior to maturity. A variable-amount master demand note is issued pursuant to a written agreement between the issuer and the holder, its amount may be increased by the holder or decreased by the holder or issuer, it is payable on demand, and the rate of interest varies based upon an agreed formula. The Adviser will monitor on an ongoing basis the earnings power, cash flow, and liquidity ratios of the issuers of such instruments and will similarly monitor the ability of an issuer of a demand instrument to pay principal and interest on demand. In addition, variable-amount master demand notes must meet the demand feature ratings and notice requirements set forth above.

Variable- and Floating-Rate Instruments

        The Fund may purchase variable-rate and floating rate obligations. If such instrument is not rated, the Adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers and guarantors of such obligations and, if the obligation is subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, a variable-rate demand instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligations next interest rate adjustment. Other variable-rate obligations will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time the Fund can recover payment of principal as specified in the instrument.

        The variable- and-floating rate demand instruments that the Funds may purchase include participations in Municipal Securities purchased from and owned by financial institutions, primarily banks. Participation interests provide the Fund with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed 30 days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the Adviser has determined meets the prescribed quality standards for the Fund. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit, and issuing the repurchase commitment.

Warrants

        The Fund is permitted to invest in warrants. Warrants are privileges issued by corporations enabling the owner to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

When-Issued Purchases and Forward Commitments

        The Fund may agree to purchase securities on a when-issued basis or enter into a forward commitment to purchase securities. When the Fund engages in these transactions, its custodian will segregate cash, U.S. government securities or other high quality debt obligations equal to the amount of the commitment. Normally, the custodian will segregate portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to segregate additional assets in order to ensure that the value of the segregated assets remains equal to the amount of the Fund's commitment. Because the Fund will segregate cash or liquid assets to satisfy its purchase commitments in the manner described, the Fund's liquidity and ability to manage its portfolio might be adversely affected in the event its commitments to purchase when-issued securities ever exceeded 25% of the value of its assets. In the case of a forward commitment to sell portfolio securities, the Fund's custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding.

        The Fund will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a capital gain or loss.

        When the Fund engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

        The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the net asset value of the Fund starting on the date the Fund agrees to purchase the securities. The Fund does not earn dividends on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Fund makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Fund's assets. Fluctuations in the value of the underlying securities are not reflected in the Fund's net asset value as long as the commitment remains in effect.

Temporary Defensive Investments

        The Fund may hold cash or money market instruments. It may invest in these securities without limit, when the Manager or the Sub-Adviser: (i) believes that the market conditions are not favorable for profitable investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive position is advisable or necessary. When the Fund engages in such strategies, it may not achieve its investment objective.

Portfolio Turnover

        Generally, the Fund will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If the Fund's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs. If the Fund frequently turns over its portfolio, it is also more likely to realize short-term capital gains and losses (generally, capital gains and losses on investments held for no more than one year) than long-term capital gains and losses (generally, capital gains and losses on investments held for no more than one year).

Share Repurchase

        The Fund may not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the trustees, including a majority of the disinterested trustees, and only:

*If the repurchase would cause the Fund to lose its status as a "regulated investment company" under Subchapter M of the Code;

*For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted;

*For any period during which an emergency exists as a result of which disposal by the Fund of securities is owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

*For such other periods as the SEC may by order permit for the protection of Investors.

Determination Of Net Asset Value

        NAV is determined as of the close of regular trading on the NYSE on the last business day of each week, the five business days preceding a Repurchase Request Deadline, and any date that new Interests are priced for purchase or existing Interests are priced for repurchase.

        Securities for which the primary market is a national securities or commodities exchange or a recognized foreign securities exchange or commodities exchange will be valued at last sale prices on the principal exchange on which they are traded, or in the absence of any sale on the valuation date, at latest quoted bid prices. If the quotations are not readily available, or if the values have been materially affected by events occurring after the close of a foreign market, assets may be valued by a method that the Board, or the Valuation Committee of the Board believes accurately reflects fair value. Securities for which the primary market is the National Association of Securities Dealers Automated Quotations National Market System will be valued at last sale prices as quoted by such System or, in the absence of any sale on the valuation date, at latest quoted bid prices. Such bid prices shall be obtained from a reputable independent pricing service.

        Other securities (except securities for which current over-the-counter market quotations are readily available) will be valued at latest quoted bid prices. Such bid prices shall be obtained from one or more reputable independent pricing services. If quoted prices are unavailable or inaccurate, market values will be determined based on quotes obtained from brokers, dealers and/or based on averages of prices obtained from reputable independent pricing services.

        Money market instruments and debt securities maturing in 60 days or less will be valued at amortized cost.

        Securities for which market quotations are not readily available are valued at fair value as determined in good faith by the Board, or the Valuation Committee of the Board.

        Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the NYSE. The values of such securities used in computing the net asset value of the Fund are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the NYSE. Occasionally, events affecting the value of such securities and such exchange rates may occur between the times at which they are determined and the close of the NYSE, which will not be reflected in the computation of net asset value. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in good faith by the Trustees.

        To the extent that the Fund invests in foreign securities or engage in Foreign Currency Transactions, all assets and liabilities of the Fund initially expressed in foreign currencies will be converted into U.S. dollars at the bid prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

        The Fund may redeem Interests involuntarily to reimburse the Fund for any loss sustained by reason of the failure of an Investor to make full payment for Interests purchased by the Investor. The Fund also may make payment for redemptions in readily marketable securities or other property if it is appropriate to do so in light of the Fund's responsibilities under the 1940 Act.

ITEM 18. MANAGEMENT

DIRECTORS AND OFFICERS

        The Board is responsible for managing the Trust's business affairs and for exercising all the Trust's powers except those reserved for the shareholders. In addition, the Trustees review contractual arrangements with companies that provide services to the Trust and review the Fund's performance. Information about each Board member is provided below and includes the following: name, address, age, present position(s) held with the Trust, term of office and length of time served, principal occupations for the past five years and total compensation received as a Trustee of the Trust for its most recent fiscal year. The Trust is comprised of one series and is one of two investment companies in the Fund Complex. Unless otherwise indicated, the address of each Trustee and Officer is Bessemer Funds Trust, 630 Fifth Avenue, New York, New York 10111.

Trustees and Officers of Bessemer Funds Trust

Interested Trustees and Officers. The table below sets forth certain information about each of the Fund's Interested Trustees, as well as its Executive Officers.

Name, Address, and Age	Position(s) Held with Fund	Term of Office; Term Served in Office	Principal Occupation(s) +During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships(1) Held by Trustee
John R. Whitmore(2) 630 Fifth Avenue New York, NY 10111 Age: 69	Trustee	Indefinite; 1 Year, 10 Months	Consultant, Bessemer Trust Company, N.A. (Since 1999); President, CEO & Director of Bessemer Group, Inc. and subsidiaries of Bessemer Trust Company, N.A. (1975-1998).	6	7(3)
Frank Helsom(4) 630 Fifth Avenue New York, NY 10011 Age: 60	Trustee	Indefinite; 1 Year, 10 Months	Senior Advisor (2002-present); President and Chief Executive Officer, The Bessemer Group, Incorporated and all bank subsidiaries thereof (2000-2002); Senior Executive Vice President of The Bessemer Group, Incorporated and all bank subsidiaries thereof (1994-present)	1	2(5)
Don J. Andrews 630 Fifth Avenue New York, NY 10111 Age:	Vice President and Compliance Officer	Indefinite; 2 Months

Managing Director and Chief Compliance Officer, Bessemer Trust Company, N.A. (Since October 2002); Chief Compliance Officer, Van Kampen Investments, Inc. (1999-2002); Deputy General Counsel, EVEREN Securities, Inc. (1993-1999)

				N/A	N/A
Peter C. Artemiou 630 Fifth Avenue New York, NY 10111 Age: 39	Vice President and Assistant Treasurer	Indefinite; 1 Year, 10 Months

Senior Vice President and Controller Alternative Assets, The Bessemer Group, Incorporated and Bessemer Trust Company, N.A. (Since 2000); Assistant Vice President The Bessemer Group, Incorporated and all bank subsidiaries (1996-2000).

				N/A	N/A
John J. Hederman 630 Fifth Avenue New York, NY 10111 Age: 52	Vice President; Assistant Secretary; AML Compliance Officer	Indefinite; 1 Year, 10 Months	Principal & Compliance Officer, Bessemer Trust Company, N.A. (Since May 2002); Director of Internal Audit Department, Bessemer Trust Company (1996-2001).	N/A	N/A
Timothy J. Morris 630 Fifth Avenue New York, NY 10111 Age: 60	President	Indefinite; 1 Years, 10 Months

Senior Managing Director, The Bessemer Group, Incorporated and all bank subsidiaries thereof (1995-present); Chief Investment Officer, The Bessemer Group, Incorporated and all bank subsidiaries thereof (1997-present)

				N/A	N/A
Laura E. Korfmann 630 Fifth Avenue New York, NY 10111 Age: 37	Secretary	Indefinite; 1 Year, 10 Months

Senior Vice President and Assistant General Counsel, The Bessemer Group, Incorporated (2000-present); Associate, Seward & Kissel LLP (1997-2000); Associate, Sills, Cummis, Radin, Tischman, Epstein & Gross (1995-1997)

				N/A	N/A
John G. MacDonald 630 Fifth Avenue New York, NY 10111 Age: 45	Treasurer and Chief Financial Officer	Indefinite; 1 Year, 10 Months	Managing Director, CFO and Treasurer, The Bessemer Group, Incorporated (1996-present); Senior Vice President, The Bessemer Group, Incorporated (1987-1997)	N/A	N/A
Richard Murtagh 630 Fifth Avenue New York, NY 10111 Age: 42	Vice President; Assistant Treasurer	Indefinite; 1 Year, 10 Months	Principal & Controller (1997-present), Vice President and Assistant Controller (1987-1997), The Bessemer Group, Incorporated and all bank subsidiaries thereof	N/A	N/A
Steven L. Williamson 630 Fifth Avenue New York, NY 10111 Age: 49	Assistant Secretary	Indefinite; 1 Year, 10 Months

Managing Director and Associate General Counsel, The Bessemer Group, Incorporated, Bessemer Trust Company, N.A. and all bank subsidiaries thereof (1996-present); Vice President & Associate General Counsel, Bessemer Securities Corporation (1996-present); Partner, Chadbourne & Parke, LLP (1986-1996)

				N/A	N/A

1 Directorships held in (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

2 Directors who are or may be deemed "interested persons" (as defined in the Investment Company Act of 1940) of the Trust, BIM or BTNA are referred to as "Interested Trustees." Mr. Whitmore is deemed an Interested Trustee by virtue of his former position with BTNA.

3 Mr. Whitmore serves as a Director of ASB Capital Management, Inc., a trustee of B.F. Saul Real Estate Investment Trust, a director of Chevy Chase Bank, a director of Chevy Chase Trust Company, a director of Saul Centers, Inc., a director of Meadowbrook Equity Fund II, LLC and a director of Meadowbrook Equity Fund III, LLC

4 Mr. Helsom is deemed an Interested Trustee by virtue of his current position with BIM.

5 Mr. Helsom serves as a director of Bessemer Trust Co., N.A. and Bessemer Securities Corp.

Independent Trustees(1). The following table sets forth certain information about the Fund's Independent Trustees.

Name, Address, and Age	Position(s) Held with Fund	Term of Office; Term Served in Office	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships(2) Held by Trustee
Eugene P. Beard Age: 67	Trustee	Indefinite; 1 Year, 10 Months	Vice Chairman-Finance & Operations, The Interpublic Group of Companies, Inc.	6	2(3)
Howard D. Graves 9254 Brookwater Circle College Station, TX 77845 Age: 63	Trustee	Indefinite; 1 Year, 10 Months	Chancellor, Texas A&M University System (Since 1999); Visiting Professor, Lyndon B. Johnson School of Public Affairs, University of Texas at Austin (1998-1999); Director of Military Education Programs, University of Texas at Austin (1997-1998); Associate, The International Foundation, Washington, DC (1997-2000); Adviser, Voyager Extended Learning, Inc. (Since 1997); Director, Chairman of Board, Recycling Holdings, Inc. (1996-1997); and Superintendent, United States Military Academy, West Point, New York, Lieutenant General, U.S. Army (1991 to 1996).	6	N/A
Robert M. Kaufman, Esq. 1585 Broadway New York, NY 10036 Age: 73	Chairman of the Board; Trustee	Indefinite; 1 Year, 10 Months	Partner, Proskauer Rose LLP, Attorneys at Law.	6	1(4)

1 Trustees who are not Interested Trustees are referred to as "Independent Trustees."

2 Directorships held in (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (3) any company subject to the requirements of Section 15(d) of the Exchange Act.

3 Mr. Beard serves as a director of Brown Brothers Harrison 59 Wall Street Fund and Mattel, Inc.

4 Mr. Kaufman serves as a director of Roytex, Inc. and Loribro Corporation.

        There are two standing committees of the Board: the Audit Committee and the Nominating Committee. The Audit Committee consists solely of the independent Trustees and is responsible for meeting with the Fund's auditors to review the Fund's financial statements and internal procedures. Robert Kaufman, Howard Graves and Eugene Beard serve on the Audit Committee. The Audit Committee met one time during the fiscal year ended October 31, 2002. The Nominating Committee also consists solely of independent Trustees is responsible for recommending interested and independent Trustees. Robert Kaufman, Howard Graves and Eugene Beard serve on the Nominating Committee. The Nominating Committee did not meet during the fiscal year ended October 31, 2002.

        As of January 15, 2003, the Trustees and Officers of the Trust, as a group, own less than 1% of the outstanding shares of the Fund. The table below shows the value of each Trustee's holdings in the Trust and the Fund as of December 31, 2002.

Bessemer Sand Hill Investors Fund II

Trustees	Bessemer Sand Hill Investors Fund II	Aggregate Dollar Range of Securities in the Fund Complex
Eugene P. Beard**	over $100,000	over $100,000
Howard D. Graves**	0	0
Frank E. Helsom	over $100,000	over $100,000
Robert M. Kaufman**	$50,001 - $100,000	over $100,000
John R. Whitmore	over $100,000	over $100,000

** Independent Trustees.

        Trustees of the Trust who are not directors, officers or employees of BIM receive from the Trust an annual retainer of $10,000 and a fee of $1,000 for each Board meeting of the Trust attended and are reimbursed for all out-of-pocket expenses relating to attendance at meetings of Board and Board committee. Trustees who are directors, officers or employees of BIM do not receive compensation from the Trust. The table below sets forth the compensation received by each Trustee from the Trust for the fiscal year ended October 31, 2002.

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM TRUST	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM TRUST AND FUND COMPLEX (6 FUNDS) PAID TO TRUSTEES

Independent Directors

Eugene P. Beard	$14,000	-0-	-0-	$52,500
Howard D. Graves	$13,000	-0-	-0-	$48,500
Robert M. Kaufman	$14,000	-0-	-0-	$57,500

Interested Directors

John R. Whitmore	$14,000	-0-	-0-	$52,500
Frank Helsom	-0-	-0-	-0-	-0-

Code of Ethics

        The Trust, the Manager, the Sub-Adviser and the Placement Agent have adopted a code of ethics which, contain policies on personal securities transactions by "access persons," including portfolio managers and investment analysts. These policies substantially comply in all material respects with the amendments to Rule 17j-1 under the 1940 Act as set forth in the August 20, 1999 Release. Each code of ethics, among other things, prohibits each access person of the Fund from purchasing or selling securities when such person knows or should have known that, at the time of the transaction, the security (i) was being considered for purchase or sale by the Fund, or (ii) was being purchased or sold by the Fund. For purposes of the code of ethics, an access person means (i) a director or officer of the Trust, (ii) any employee of the Trust (or any company in a control relationship with the Trust) who, in the course of his/her regular duties, obtains information about, or makes recommendations with respect to, the purchase or sale of securities by the Trust, and (iii) any natural person in a control relationship with the Trust who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities. The portfolio manager and other persons who assist in the investment process are subject to additional restrictions, including a requirement that they disgorge to the Trust any profits realized on short-term trading (i.e., the purchase/sale or sale/purchase of securities within any 60-day period). The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the code of ethics generally requires that the Trust's access persons, other than its "disinterested" Trustees, submit reports to the Trust's designated compliance person regarding transactions involving securities which are eligible for purchase by the Fund. The codes of ethics for the Trust, the Manager, and Sub-Adviser are on public file with, and are available from, the SEC.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

        As of the date of the Registration Statement, there is one holder of Interests who owns of record more than 5% of the Interests. Naidot & Co. owns of record 99.3% of the outstanding Interests and is located at 100 Woodbridge Center Drive, Woodbridge, NJ 07095-1191.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

        Bessemer Investment Management LLC ("BIM" or "Manager") is the investment adviser to the Fund. BIM is a registered as an investment adviser under the Advisers Act. Glynn Capital Management LLC ("Glynn Capital" or "Sub-Adviser") is the sub-adviser to the Fund.

        The Manager is wholly owned subsidiary of Bessemer Trust Company, N.A. ("BTNA"). BTNA is a federally chartered bank and a wholly owned subsidiary of The Bessemer Group, Incorporated ("BGI"), a bank holding company with offices in the United States and abroad. As one of the oldest "family offices" in the United States, BGI, directly as well as indirectly through it various subsidiaries, has provided investment expertise in managing diversified portfolios of U.S. and non-U.S. securities and comprehensive financial and fiduciary services to a select group of high net worth individuals and multigenerational family groups since 1907. BTNA was the investment adviser to the Fund prior to BIM acting in this capacity and as a national bank was exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") until May 2001. In order to comply with certain requirements of the Gramm-Leach-Bliley Act in May 2001, BTNA's advisory and research responsibilities were assumed by BIM, a registered investment adviser. BTNA currently acts as the Administrator of the Fund.

        Pursuant to the Investment Management Agreement and Sub-Advisory Agreement, the Manager and Sub-Adviser each selects and manages the investment of the Fund. The Sub-Adviser obtains and evaluates economic, statistical and financial information and implements investment policies for the Fund.

        The Investment Management Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties thereunder on the part of the Manager or any of its officers, directors, employees or agents, the Manager shall not be subject to liability to the Trust or to any Investor for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

        The Investment Management Agreement became effective with respect to the Fund as of the execution date, and continues in effect for two years, and thereafter continues from year to year, provided that such continuation of the agreement is specifically approved at least annually by (a) (i) the Trust's Board or (ii) the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and (b) the affirmative vote of a majority of the Trust's Trustees who are not parties to such Agreement or "interested persons" (as defined in the 1940 Act) of a party to such Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

        The Investment Management Agreement will terminate automatically in the event of its assignment, and is terminable with respect to the Fund at any time without penalty by the Trust (by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund) or by the Manager on 60 days' written notice.

        The Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties thereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Manager or to the Trust for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

        The Sub-Advisory Agreement became effective with respect to the Fund as of the execution date and, unless sooner terminated, will continue in full force and effect for two years, and thereafter from year to year, and may be continued with respect to the Fund thereafter, provided that the continuation of the Agreement is specifically approved at least annually by (a) (i) the Trust's Board or (ii) the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and (b) the affirmative vote of a majority of the Trust's Trustees who are not parties to such Agreement or "interested persons" (as defined in the 1940 Act) of a party to such Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

        The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable with respect to the Fund at any time without penalty by the Trust by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund or by the Sub-Adviser on 60 days' written notice.

        Approval Of Investment Advisory Agreements By The Board. Under Section 15(c) of the 1940 Act, the Board is generally required to approve the investment advisory and any investment sub-advisory agreements (individually, an "Advisory Agreement" and collectively, the "Advisory Agreements") for its mutual fund. At a meeting held on April 11, 2001, the Board, including the Independent Trustees, approved the Advisory Agreements for an initial term of two years. As part of the Board's review, the Trustees received and discussed certain information, including comparative fee information, profitability information and information on BTNA and Glynn Capital (individually, an "Adviser" and together, the "Advisers").

        Before approving an Advisory Agreement with an Adviser, the Board reviewed a detailed profitability analysis of the Adviser based on the proposed advisory fees. In addition, the Board reviewed a comparison of the proposed advisory fees (including the performance fee) with advisory fees paid by comparable funds (including advisory fees charged by the Adviser to any other investment company or non-investment company clients). With respect to comparable funds, the Board reviewed fee information for both public and private funds because of the unique nature of the Fund. Although the Fund is registered, in many respects, the Fund is comparable to an unregistered private fund because of the financial sophistication of the investors, the intended manner of its operations and the inclusion of the Incentive Fee. The Board then discussed possible economies of scale or other efficiencies that could accrue from increases in the Fund's asset level, as well as other expenses of the Fund, such as administrative, custody and placement agency fees paid by the Adviser in judging the reasonableness of the level of advisory fees provided for under the advisory contract.

        The Board analyzed each Adviser's background and services that it would provide to the Fund. Among other things, the Board reviewed and discussed the investment philosophy and experience of each Adviser. The Board discussed the fact that the primary investment adviser has established an investment program for the Fund and would supervise and evaluate the sub-adviser who makes the day-to-day investment decisions for the Fund. The Board recognized that the primary investment adviser's oversight responsibilities include the monitoring of Fund compliance with federal securities laws and regulations. The Board reviewed the Advisers compliance procedures including the Advisers' internal compliance policies relating to the respective Codes of Ethics and the Advisers' policies on personal trading, internal compliance procedures that relate to the Fund's portfolio investments and operations, the process for monitoring and evaluating work performed by third parties, proposed maintenance of books and records of the Fund and recordkeeping systems of the Advisers, and other activities and clients of the Advisers. The Board also considered the background and experience of the senior management of each Adviser.

        In addition to the above considerations, the Board also analyzed certain factors relating specifically to the sub-adviser. For example, the Board considered the sub-adviser's investment strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board reviewed the qualifications, backgrounds and responsibilities of the personnel performing investment services for the Fund. The Board also reviewed the sub-adviser's procedures for selecting brokers to execute portfolio transactions for the Fund. More specifically, the Board reviewed the method by which the sub-adviser selects brokers and the factors that the sub-adviser considers prior to selecting a broker to execute portfolio transactions. One such factor was the sub-adviser's consideration of obtaining research services or other soft dollar arrangements through the allocation of Fund brokerage. The Board also considered the standards and performance in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, the benefits from using an affiliated broker, the extent to which efforts are made to recapture transaction costs, and the existence of quality controls that would be applicable to the Fund's portfolios. The Board reviewed the sub-adviser's method for allocating portfolio opportunities among the Fund and other advisory clients.

        Based on the above analysis, the Board determined that the Advisory Agreements, including the fee levels, were fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors more fully discussed above: (i) level of profits that would be realized by the primary investment adviser from its advisory arrangement with the Fund; (ii) an analysis of advisory fees paid by the Fund compared to other similar funds; (iii) the scope of each Adviser's background and experience; (iv) and the quality of services provided by each of the Advisers.

        Administrator. BIM is responsible for providing or securing administrative services for the Fund. BTNA acts as the Administrator of the Fund and has delegated certain administrative services to BISYS Fund Services, Inc.

        BTNA provides additional services under an administration agreement ("Administration Agreement"), which was approved by the Board. BTNA shall not be entitled to receive any compensation for its services rendered under the Administration Agreement, so long as BIM or one of BTNA's affiliates is entitled to receive the Management Fee described in Part A.

        Pursuant to the Administration Agreement, BTNA has agreed to, among other things, (i) maintain office facilities for the Fund, (ii) furnish statistical and research data, data processing, clerical, and internal executive and administrative services to the Fund, (iii) furnish corporate secretarial services to the Fund, including coordinating the preparation and distribution of materials for Board meetings, (iv) coordinate the provision of legal advice to the Trust with respect to regulatory matters, (v) coordinate the preparation of reports to Investors and the SEC, including annual and semi-annual reports, (vi) coordinate the provision of services to the Trust by the other service providers, (vii) generally assist in all aspects of the Trust's operations, and (viii) evaluate the subscription agreements submitted by prospective investors. BTNA bears all expenses incurred in connection with the performance of these services so long as BIM or one of BTNA's affiliates is entitled to receive the Management Fee.

        Also pursuant to the Administration Agreement, BTNA is responsible for maintaining the Investor account records for the Fund, handling certain communications between Investors and the Fund, distributing dividends and distributions payable by the Fund to Investors, and producing statements with respect to account activity for the Fund and its Investors for these services.

        The Administration Agreement may be terminated by a vote of a majority of the Trustees or by BTNA on 60 days written notice without penalty. The Administration Agreement is not assignable without the written consent of the other party. Furthermore, the Administration Agreement provides that BTNA shall not be liable to the Fund or to its Investors except in the case of BTNA's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

        Custodian and Fund Accountant: Bessemer Trust Company ("BTC"), a state chartered bank affiliated with BTNA provides custody and accounting services to the Fund. Pursuant to the Custody Agreement, BTC, among other things, (i) provides accounting and bookkeeping services for the Fund, (ii) computes the Fund's net asset value and net income, (iii) accumulates information required for the Trust's reports to shareholders and the SEC, (iv) prepares and files the Trust's federal and state tax returns, (v) performs monthly compliance testing for the Trust, and (vi) prepares and furnishes the Trust performance information.

        BTC also provides custody services to the Fund. BTC has delegated certain custody services to The Bank of New York pursuant to a global sub-agreement it has with The Bank of New York. BTC, however, is fully responsible for the performance of all custody services. BTC or BTNA are responsible for paying any fee charged by any sub-custodian and neither the Trust nor the Fund will be responsible for such fees. As Custodian, BTC maintains custody of the Fund's securities, cash and other property, delivers securities against payment upon sale and pay for securities against delivery upon purchase, makes payments on behalf of the Fund for payment of dividends, distributions and redemptions, endorses and collects on behalf of the Fund all checks, and receives all dividends and other distributions made on securities owned by the Fund.

        BIM is responsible for any fees owed to BTC for providing custody and accounting services to the Fund. BIM is not entitled to receive any compensation for securing these services so long as BIM or one of its affiliates is entitled to receive the Management Fee described in Part A.

        Independent Accountants and Reports: The Fund issues unaudited financial information semi-annually and audited financial statements annually. The Fund will furnish proxy statements and other shareholder reports to Investors of record.

        The annual financial statements have been audited by the Fund's independent accountant. The Board selected Deloitte & Touche LLP, 2 World Financial Center, New York, New York, 10281-1428, as the Fund's independent accountant to audit the Fund's books and review the Fund's tax returns for the Funds' fiscal year ending October 31, 2002.

        Fund Counsel and Independent Counsel: Morrison & Foerster LLP serves as legal counsel to the Fund. Their address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1888. Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022 serves as independent counsel to the Independent Trustees.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES.

        Subject to investment policies established by the Board of the Trust, the Manager is responsible for decisions to buy and sell securities for the Fund, for the selection of broker/dealers, for the execution of the Fund's securities transactions, and for the allocation of brokerage fees in connection with such transactions. The Manager's primary consideration in effecting a security transaction is to obtain the best net price and the most favorable execution of the order. Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Orders may be directed to any broker to the extent and in the manner permitted by applicable law.

        In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

        In placing orders for portfolio securities of the Fund, the Manager is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Manager will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking such execution, the Manager will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions and the reasonableness of the spread or commission, if any. In addition, the Manager will consider research and investment services provided by brokers or dealers who effect or are parties to portfolio transactions of the Fund, the Manager or its other clients. Such research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. Such services are used by the Manager in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for the Fund may be used in managing other investment accounts. Conversely, brokers furnishing such services may be selected for the execution of transactions of such other accounts, whose aggregate assets are far larger than those of the Fund. Services furnished by such brokers may be used by the Manager in providing investment advisory and investment management services for the Fund.

        Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Trustees. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Transactions on foreign stock exchanges involve payment of brokerage commissions which are generally fixed. Transactions in both foreign and domestic over-the-counter markets are generally principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Manager, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere.

        In certain instances there may be securities which are suitable for the Fund as well as for one or more of the other clients of the Manager. Investment decisions for the Fund and for the Manager's other clients are made with the goal of achieving their respective investment objectives. It may happen that a particular security is bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security in a particular transaction as far as the Fund is concerned. The Fund believes that over time its ability to participate in volume transactions will produce superior executions for the Fund.

        The portfolio turnover rate for the Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of Interests. Portfolio turnover may also result in adverse tax consequences to Investors.

        The Fund may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Fund will engage in this practice, however, only when the Manager, in its sole discretion, believes such practice to be otherwise in the Fund's interests.

        The Fund will not execute portfolio transactions through, or purchase or sell portfolio securities from or to the Manager or its affiliates, acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law. (However, the Manager and Sub-Adviser are authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, in the case of agency transactions, financial institutions which are affiliated with the Manager or Sub-Adviser and their affiliates, and to take into account the sale of Fund interests if the Manager believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.)

        Under the 1940 Act, persons affiliated with the Fund are prohibited from dealing with the Fund as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. The Fund may purchase securities from underwriting syndicates of which BTNA or any of its affiliates is a member under certain conditions, in accordance with the provisions of a rule adopted under the 1940 Act and any restrictions imposed by the Board of Governors of the Federal Reserve System.

        Investment decisions for the Fund are made independently from those for another investment company and accounts advised or managed by the Manager. Such other investment company and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Manager believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Manager may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for another investment company or accounts in executing transactions.

Section 28(e) Standards

        Under Section 28(e) of the Securities Exchange Act of 1934, the Manager shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of Section 28(e), the Manager must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker provide an adviser with lawful and appropriate assistance in the performance of its investment decision making responsibilities." Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

        Broker/dealers utilized by the Manager may furnish statistical, research and other information or services which are deemed by the Manager to be beneficial to the Fund's investment programs. Research services received from brokers supplement the Manager's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; fund management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to the Manager and to the Trustees with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form. Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

        The outside research assistance is useful to the Manager since the brokers utilized by the Manager as a group tend to follow a broader universe of securities and other matters than the Manager's staff can follow. In addition, this research provides the Manager with a diverse perspective on financial markets. Research services which are provided to the Manager by brokers are available for the benefit of all accounts managed or advised by the Manager. In some cases, the research services are available only from the broker providing such services. In other cases, the research services may be obtainable from alternative sources in return for cash payments. The Manager is of the opinion that because the broker research supplements rather than replaces its research, the receipt of such research does not tend to decrease its expenses, but tends to improve the quality of its investment advice. However, to the extent that the Manager would have purchased any such research services had such services not been provided by brokers, the expenses of such services to the Manager could be considered to have been reduced accordingly. Certain research services furnished by broker/dealers may be useful to the Manager with clients other than the Fund. Similarly, any research services received by the Manager through the placement of Fund transactions of other clients may be of value to the Manager in fulfilling its obligations to the Fund. The Manager is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Fund by improving the quality of the Manager's investment advice. The advisory fee paid by the Fund is not reduced because the Manager receives such services.

        Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Manager's clients, including the Fund.

ITEM 22. TAXATION.

        The following information supplements and should be read in conjunction with Part A. Part A generally describes the federal income tax treatment of distributions by the Fund. This section of Part B includes additional information concerning federal income taxes. It is based on the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as of the date of this Part B and all of which are subject to change, including changes with retroactive effect. The following discussion does not address any state, local or foreign tax matters. An Investor's tax treatment may vary depending upon his or her particular situation. Except as otherwise noted, a Investor may be subject to special rules not discussed below if he or she is a certain kind of Investor, including, but not limited to: an insurance company; a tax-exempt organization; a holder of Interests through a tax-advantaged account, such as a 401(k) Plan Account or an Individual Retirement Account ("IRA"); a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or political subdivision thereof; a holder of Interests as part of a hedge, straddle or conversion transaction; a person that does not hold Interests as a capital asset or a Investor subject to the federal alternative minimum tax.

        The Trust has not requested and will not request an advance ruling from the Internal Revenue Service (the "IRS") as to the federal income tax matters described below. The IRS could adopt positions contrary to that discussed below and such positions could be sustained. In addition, the foregoing discussion and the discussions in Part A applicable to each Investor address only some of the federal income tax considerations generally affecting investments in the Fund. Prospective Investors are urged to consult with their own tax advisors and financial planners as to the particular tax consequences to them of an investment in the Fund, including the applicability and effect of any state, local or foreign laws, and the effect of possible changes in applicable tax laws.

General

        The Trust intends to continue to qualify the Fund as a "regulated investment company" under Subchapter M of the Code, as long as such qualification is in the best interests of Investors. The Fund will be treated as a separate entity for federal income tax purposes. Thus, the provisions of the Code applicable to regulated investment companies generally will apply separately to the Fund, rather than to the Trust as a whole. Furthermore, the Fund will separately determine its income, gains and expenses for federal income tax purposes.

        In order to qualify as a regulated investment company under the Code, the Fund must, among other things, (a) derive at least 90% of its annual gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including, but not limited to, gains from options, futures or forward contracts) attributable to its business of investing in such stock, securities or currencies; and (b) diversify its holdings so that, at the end of each quarter of the taxable year, (i) at least 50% of the fair market value of its assets consists of (A) cash, government securities and securities of other regulated investment companies, and (B) securities (other than those described in clause (A) limited in respect of any one issuer to an amount not greater than 5% of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's assets consists of the securities of any one issuer (other than U.S. Government obligations and the securities of other regulated investment companies), or in two or more issuers that the Fund controls and are engaged in the same or similar trades or businesses. The qualifying income and diversification requirements applicable to the Fund may limit the extent to which it can engage in transactions in options, futures contracts, forward contracts and swap agreements.

        In addition, the Fund generally must distribute to its Investors at least 90% of its (a) "investment company taxable income," which generally includes its ordinary income and net short-term capital gain, and (b) net tax-exempt income earned in each taxable year. As long as the Fund distributes all of its investment company taxable income and net capital gain to Investors, it generally will not be subject to federal income taxation on such income and gain. For this purpose, the Fund generally must make the distributions in the same year that it realizes the income and gain. However, in certain circumstances, the Fund may make the distributions in the following taxable year. Furthermore, if the Fund declares a distribution to Investors of record in October, November or December of one year and pays the distribution by January 31 of the following year, the Fund and the Investors will be treated as if the Fund paid the distribution by December 31 of the first taxable year. The Fund intends to distribute its net income and gain in a timely manner to maintain its status as a regulated investment company and eliminate Fund-level federal income taxation of such income and gain. However, no assurance can be given that the Fund will not be subject to federal income taxation.

        The Fund is permitted to carry forward a net capital loss for any year to offset its capital gains, if any, realized during the eight years following the year of the loss. The Fund's capital loss carryover is treated as a short-term capital loss in the year to which it is carried. If future capital gains are offset by carried-forward capital losses, such future capital gains are not subject to Fund-level federal income taxation, regardless of whether they are distributed to Investors. Accordingly, the Fund does not expect to distribute such capital gains. The Fund cannot carry back or carry forward any net operating losses.

Equalization Accounting

        The Fund may use the so-called "equalization method" of accounting to allocate a portion of its "earnings and profits," as determined for federal income tax purposes (generally, the Fund's undistributed net investment income and realized capital gains, with certain adjustments), to redemption proceeds for such purposes. This method permits the Fund to achieve more balanced distributions for both continuing and redeeming Investors. Although using this method will not affect the Fund's total returns, it may reduce the amount that the Fund would otherwise distribute to continuing Investors by reducing the effect of purchases and redemptions of Interests on Fund distributions to Investors. However, the IRS may not have expressly sanctioned the equalization accounting method used by the Fund. Therefore, the use of the method may be subject to IRS scrutiny.

Excise Tax

        A 4% nondeductible excise tax will be imposed on the Fund's net income and gains (other than to the extent of its tax-exempt interest income, if any) to the extent it does not meet certain minimum distribution requirements with respect to such income and gains by the end of each calendar year. The Fund intends to actually or be deemed to distribute substantially all of its net income and gains, if any, by the end of each calendar year and, thus, expects not to be subject to the excise tax. However, no assurance can be given that the Fund will not be subject to the excise tax.

Taxation of Fund Investments

        In general, if the Fund realizes gains or losses on the sale of portfolio securities, such gains or losses will be capital gains or losses, and long-term capital gains or losses if the Fund has held the disposed securities for more than one year at the time of disposition.

        If the Fund purchases a debt obligation with original issue discount, generally at a price less than its principal amount ("OID"), such as a zero-coupon bond, the Fund may be required to annually include in its taxable income a portion of the OID as ordinary income, even though the Fund will not receive cash payments for such discount until maturity or disposition of the obligation. A portion of the OID includible in income with respect to certain high-yield corporate debt securities may be treated as a dividend for federal income tax purposes. Gains recognized on the disposition of a debt obligation (including a municipal obligation) purchased by the Fund at a market discount, generally at a price less than its principal amount, generally will be treated as ordinary income to the extent of the portion of market discount which accrued, but was not previously recognized pursuant to an available election, during the term that the Fund held the debt obligation.

        If an option granted by the Fund lapses or is terminated through a closing transaction, such as a repurchase by the Fund of the option from its holder, the Fund will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Fund in the closing transaction. Some capital losses may be deferred if they result from a position that is part of a "straddle," discussed below. If securities are sold by the Fund pursuant to the exercise of a call option granted by it, the Fund will add the premium received to the sale price of the securities delivered in determining the amount of gain or loss on the sale. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will subtract the premium received from its cost basis in the securities purchased.

        Under Section 1256 of the Code, the Fund will be required to "mark to market" its positions in "Section 1256 contracts," which generally include regulated futures contracts, certain foreign currency contracts, and non-equity, listed options but generally exclude securities futures (as defined in Section 3(a)(55)(A) of the Securities Act of 1934). In this regard, Section 1256 contracts will be deemed to have been sold at market value at the end of each taxable year. Under Section 1256 of the Code, 60% of any net gain or loss realized on all dispositions of Section 1256 contracts, including deemed dispositions under the "mark-to-market" rule, generally will be treated as long-term capital gain or loss, and the remaining 40% will be treated as short-term capital gain or loss. Transactions that qualify as designated hedges are excepted from the mark-to-market rule and the "60%/40%" rule.

        Foreign exchange gains and losses realized by the Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain options and futures contracts relating to foreign currency, foreign currency forward contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount and timing of recognition of the Fund's income. Under future Treasury Regulations, any such transactions that are not directly related to the Fund's investments in stock or securities (or its options contracts or futures contracts with respect to stock or securities) may have to be limited in order to enable the Fund to satisfy the 90% income test described above. If the net foreign exchange loss for a year exceeds the Fund's investment company taxable income (computed without regard to such loss), the resulting ordinary loss for such year will not be deductible by the Fund or its Investors in future years.

        Offsetting positions held by the Fund involving certain financial forward, futures or options contracts may be considered, for federal income tax purposes, to constitute "straddles." "Straddles" are defined to include "offsetting positions" in actively traded personal property. The tax treatment of "straddles" is governed by Section 1092 of the Code which, in certain circumstances, overrides or modifies the provisions of Section 1256. If the Fund is treated as entering into "straddles" by engaging in certain financial forward, futures or option contracts, such straddles could be characterized as "mixed straddles" if the futures, forward, or option contracts comprising a part of such straddles are governed by Section 1256 of the Code, described above. The Fund may make one or more elections with respect to "mixed straddles." Depending upon which election is made, if any, the results with respect to the Fund may differ. Generally, to the extent the straddle rules apply to positions established by the Fund, losses realized by the Fund may be deferred to the extent of unrealized gain in any offsetting positions. Moreover, as a result of the straddle and the conversion transaction rules, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gain may be characterized as short-term capital gain or ordinary income.

        If the Fund enters into a "constructive sale" of any appreciated position in stock, a partnership interest, or certain debt instruments, the Fund must recognize gain (but not loss) with respect to that position. For this purpose, a constructive sale occurs when the Fund enters into one of the following transactions with respect to the same or substantially identical property: (i) a short sale; (ii) an offsetting notional principal contract; or (iii) a futures or forward contract, or (iv) other transactions identified in future Treasury Regulations.

        The amount of long-term capital gain the Fund may recognize from derivative transactions is limited with respect to certain pass-through entities. The amount of long-term capital gain is limited to the amount of such gain the Fund would have had if the Fund owned a direct interest in the pass-through entity during the term of the derivative contract. Any gain in excess of this amount is treated as ordinary income. An interest charge is imposed on the amount of gain that is treated as ordinary income.

        If the Fund acquires any equity interest (under proposed Treasury Regulations, generally including not only stock but also an option to acquire stock such as is inherent in a convertible bond) in certain foreign corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties, or capital gains) or that hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies," or "PFICs"), the Fund could be subject to federal income tax and IRS interest charges on "excess distributions" received from such companies or on gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to Investors. The Fund cannot pass through to Investors any credit or deduction for such taxes and interest charges. Elections may be available that would ameliorate these adverse tax consequences, but such elections could require the Fund to recognize taxable income or gain without the concurrent receipt of cash. These investments could also result in the treatment of associated capital gains as ordinary income. The Fund may limit and/or manage its holdings in PFICs to limit its tax liability and maximize its returns from these investments. Because it is not always possible to identify a foreign corporation as a PFIC in advance of acquiring shares in the corporation, however, the Fund may incur the tax and interest charges described above in some instances.

        Rules governing the federal income tax aspects of swap agreements are in a developing stage and are not entirely clear in certain respects. Accordingly, while the Fund intends to account for such transactions in a manner it deems to be appropriate, the IRS might not accept such treatment. If it did not, the status of the Fund as a regulated investment company might be jeopardized. The Fund intends to monitor developments in this area. Certain requirements that must be met under the Code in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to engage in swap agreements.

        In addition to the investments described above, prospective Investors should be aware that other investments made by the Fund may involve sophisticated tax rules that may result in income or gain recognition by the Fund without corresponding current cash receipts. Although the Fund seeks to avoid significant noncash income, such non-cash income could be recognized by the Fund, in which case the Fund may distribute cash derived from other sources in order to meet the minimum distribution requirements described above. In this regard, the Fund could be required at times to liquidate investments prematurely in order to satisfy their minimum distribution requirements.

Taxation of Distributions

        For federal income tax purposes, the Fund's earnings and profits, described above, are determined at the end of the Fund's taxable year and are allocated pro rata over the entire year. Only amounts paid out of earnings and profits qualify as taxable distributions. Accordingly, if during a taxable year the Fund's declared distributions exceed the Fund's earnings and profits (as determined at the end of the year), only that portion of the Fund's distributions during the year which equal the year's earnings and profits will be deemed to have constituted taxable distributions. Distributions in excess of earnings and profits will first be treated as a return of capital up to the amount of an Investor's tax basis in his or her Interests and then capital gain. The Fund may make distributions in excess of earnings and profits to a limited extent, from time to time.

        Distributions that are designated by the Fund as capital gain distributions will be taxed to Investors as long-term capital gain (to the extent such distributions do not exceed the Fund's actual net long-term capital gain for the taxable year), regardless of how long an Investor has held Interests. Such distributions will be designated as capital gain distributions in a written notice mailed by the Fund to Investors not later than 60 days after the close of the Fund's taxable year.

        Some states grant tax-free status to distributions to individual investors attributable to the Fund's interest earned on direct obligations of the U.S. Government, subject in some states to minimum investment or reporting requirements that must be met by the Fund. Investments in Government National Mortgage Association or Federal National Mortgage Association securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. Government securities do not generally qualify for tax -free treatment. This exemption may not apply to corporate investors.

Pass-through of Fund Expenses

        Certain Investors will be subject to special rules with respect to any taxable year in which the Fund is a "non-publicly offered regulated investment company" ("Private RIC"). The Fund generally will be treated as a Private RIC for a taxable year, if, during any part of the taxable year, Interests are not held by greater than 500 persons.

        To the extent that the Fund is treated as a Private RIC for a taxable year, an Investor that is an "Affected Investor" (as defined below) will be treated as having received or accrued a taxable distribution, and as having paid or incurred as an investment expense an amount equal to the Investor's allocable share of the Fund's "affected RIC expenses" (as defined below) for the calendar year. An "Affected Investor" generally means an individual, an entity that computes its taxable income in the same manner as an individual, or a "pass-through entity" if one or more of its partners, shareholders, beneficiaries, participants or other interest holders is a pass-through entity, individual, or entity that computes its taxable income in the same manner as an individual. "Pass-through entities" generally include certain trusts, partnerships, S corporations, common trust funds, non-publicly offered regulated investment companies and real estate mortgage investment conduits. An Affected Investor must include the taxable distribution, and may deduct his or her share of the affected RIC expenses to the extent permissible in the Investor's taxable year with which (or within which) the calendar year with respect to which these expenses are allocated ends. An Investor that is not an Affected Investor will not take into account in computing its federal income tax any amount of income or expense with respect to its allocable share of the Fund's affected RIC expenses (as defined below).

        For this purpose, "affected RIC expenses" generally are the aggregate amount of the expenses paid or incurred in the calendar year that are allowable as a deduction in determining the regulated investment company's investment company taxable income for a taxable year that begins or ends with or within the calendar year, reduced by certain expenses, such as registration fees, directors' or trustee's fees, transfer agent fees, and certain legal and accounting fees. Treasury Regulations provide an elective safe harbor under which a Private RIC may treat no more than 40% of certain deductions for the calendar year as its affected RIC expenses for that year.

        Individuals and certain other taxpayers may only deduct their allocable share of affected RIC expenses, as "miscellaneous itemized deductions." Miscellaneous itemized deductions are subject to various limitations, including that they may only be deducted to the extent they exceed 2% of the taxpayer's "adjusted gross income," all "itemized deductions" are subject to phase-out with respect to higher income taxpayers, and miscellaneous itemized deductions are not deductible for federal alternative minimum tax purposes.

Sales and Exchanges of Interests

        If an Investor sells, pursuant to a cash or in-kind redemption or exchange of his or her Interests, subject to the discussion below, he or she generally will realize a taxable capital gain or loss on the difference between the amount received for the shares (or deemed received in the case of an exchange) and his or her tax basis in the shares, and long-term capital gain or loss if he or she has held such Interests for greater than one year at the time of the sale or exchange.

        If an Investor redeems or exchanges Interests within 90 days of having acquired such shares and if, as a result of having initially acquired those shares, he or she subsequently pays a reduced sales charge on a new purchase of shares of the Fund or a different regulated investment company, the sales charge previously incurred in acquiring the Fund's shares generally shall not be taken into account (to the extent such previous sales charges do not exceed the reduction in sales charges on the new purchase) for the purpose of determining the amount of gain or loss on the disposition, but generally will be treated as having been incurred in the acquisition of such other shares. Also, if an Investor realizes a loss on a disposition of Interests, the loss will be disallowed to the extent that he or she purchases substantially identical shares within the 61 day period beginning 30 days before and ending 30 days after the disposition. Any disallowed loss generally will be included in the tax basis of the purchased shares.

        If an Investor receives a capital gain distribution with respect to any Fund share and such Fund share is held for six months or less, then (unless otherwise disallowed) any loss on the sale or exchange of that Fund share will be treated as a long-term capital loss to the extent of the capital gain distribution. This loss disallowance rule does not apply to losses realized under a periodic redemption plan.

Federal Income Tax Rates

        As of the printing of this Part B, the maximum individual federal income tax rate applicable to ordinary income is 38.6% (marginal tax rates may be higher for some individuals to reduce or eliminate the benefit of exemptions and deductions); the maximum individual marginal federal income tax rate applicable to net capital gain generally is 20%; and the maximum corporate federal income tax rate applicable to ordinary income and net capital gain is 35% (marginal tax rates may be higher for some corporations to reduce or eliminate the benefit of lower marginal income tax rates). A special, lower maximum rate of 18% on net capital gain is available to individuals to the extent the gain is derived from investments held for more than five years. (An even lower rate applies to individuals in some lower federal income tax brackets.) However, the 18% rate only applies to assets acquired after December 31, 2000, unless an election is made to treat certain assets held on January 1, 2001, as having been sold and then reacquired on the same date. If the election is made, the asset will be deemed to be sold at its fair market value and any gain, but not loss, will be recognized. The 18% rate will apply to capital gain distributions by the Fund to the extent that the gain is derived from the disposition of a portfolio investment acquired by the Fund after December 31, 2000 and was held for more than five years at the time of disposition. Under the Economic Growth and Tax Relief Recovery Act, individual federal income tax rates are set to decrease over the next several years. Naturally, the amount of tax payable by any taxpayer will be affected by a combination of tax laws covering, for example, deductions, credits, deferrals, exemptions, sources of income and other matters.

Backup Withholding

        The Trust may be required to withhold, subject to certain exemptions, at a rate of 30% ("backup withholding") on all distributions and redemption proceeds (including proceeds from exchanges and redemptions in-kind) paid or credited to an Investor, unless the Investor generally certifies that the "taxpayer identification number" ("TIN"), generally the Investor's social security or employer identification number, provided is correct and that the Investor is not subject to backup withholding, or the IRS notifies the Trust that the Investor's TIN is incorrect or that the Investor is subject to backup withholding. This tax is not an additional federal income tax imposed on the Investor, and the Investor may claim the tax as a tax payment on his or her federal income tax return. An Investor must provide a valid TIN upon opening or reopening an account. If an Investor fails to furnish a valid TIN upon request, the Investor can also be subject to IRS penalties. Under the Economic Growth and Tax Relief Recovery Act, the rate of backup withholding is set to decrease in future years.

Corporate Investors

        Subject to limitation and other rules, a corporate Investor may be eligible for the dividends-received deduction on Fund distributions attributable to dividends received by the Fund from domestic corporations, which, if received directly by the corporate Investor, would qualify for such deduction. A distribution by the Fund attributable to dividends of a domestic corporation will only be eligible for the deduction if (i) the corporate Investor generally holds the Interests upon which the distribution is made for at least 46 days during the 90 day period beginning 45 days prior to the date upon which the Investor becomes entitled to the distribution; and (ii) the Fund generally holds the shares of the domestic corporation producing the dividend income in an unleveraged position for at least 46 days (91 days in the case of certain dividends on preferred stock) during the 90 day (180 day) period beginning 45 days (90 days) prior to the date upon which the Fund becomes entitled to such dividend income.

Foreign Investors

        Under the Code, distributions attributable to ordinary income, net short-term capital gain and certain other items realized by the Fund and paid to a nonresident alien individual, foreign trust (i.e., a trust other than a trust which a U.S. court is able to exercise primary supervision over administration of that trust and one or more U.S. persons have authority to control substantial decisions of that trust), foreign estate (i.e., the income of which is not subject to U.S. tax regardless of source) or foreign corporation (each, a "Foreign Investor") generally will be subject to federal income tax withholding (at a rate of 30% or, if an income tax treaty applies, at the lower treaty rate, if any). This tax generally is not refundable. Withholding will not apply if a distribution paid by the Fund to a Foreign Investor is "effectively connected" with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment) of the Foreign Investor, in which case the reporting and withholding requirements applicable to U.S. persons generally will apply. Special rules apply to foreign partnerships. In general, Foreign Investors are not subject to federal income tax, including withholding tax, on gain realized on the disposition of Interests and capital gain distributions.

Foreign Taxes

        Income and gains received by a Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. In certain circumstances, a regulated investment company is eligible to file an election with the IRS pursuant to which the regulated investment company may pass-through to its investors certain foreign taxes paid by the regulated investment company, which may be claimed either as a credit or deduction by the Investors. The Fund does not expect to qualify for the election.

ITEM 23. FINANCIAL STATEMENTS.

        The annual report including the independent accountant's report for the fiscal year ended October 31, 2002 is incorporated by reference.

PART C

OTHER INFORMATION

Item 24. Exhibits.

1. Financial Statements

        The annual report including the independent accountant's report for the fiscal year ended October 31, 2002 is incorporated by reference.

2. Exhibit

Number  Description

                        (a)           Declaration of Trust, incorporated by reference to the Registration Statement on Form
                                        N-2, filed April 19, 2001.

                        (b)             Not applicable.

                        (c)             Not applicable.

                        (d)            Not applicable.

                        (e)            Not applicable.

                        (f)             Not applicable.

                        (g)(1)        Investment Advisory Contract with Bessemer Investment Management LLC, incorporated by reference to the Post-Effective Amendment No. 1 to the Registration
                                         Statement on Form N-2, filed January 29, 2002.

                            (2)         Sub-Advisory Contract among Bessemer Funds Trust, Bessemer Investment
                                          Management LLC and Glynn Capital Management LLC, incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement on Form N-2,
                                          filed January 29, 2002.

                    (h)                Not applicable pursuant to General Instruction (G)(3).

                    (i)                 Not applicable.

                    (j)                 Custody and Accounting Agreement with Bessemer Trust Company, incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement on
                                        Form N-2, filed January 29, 2002.

                    (k)(1)            Administration Agreement with Bessemer Trust Company, N.A., incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement on
                                         Form N-2, filed January 29, 2002.

                        (2)            Form of Sub-Administration Agreement between Bessemer Trust Company, N.A.
                                        and BISYS Fund Services Ohio, Inc., filed herewith.

                        (3)            Placement Agency Agreement with Bessemer Investor Services, Inc., incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement on
                                        Form N-2, filed January 29, 2002.

                    (l)                Not applicable, pursuant to General Instruction (G)(3).

                    (m)             Not applicable.

                    (n)              Not applicable, pursuant to General Instruction (G)(3).

                    (o)              Not applicable, pursuant to General Instruction (G)(3).

                    (p)             Not applicable.

                    (q)             Not applicable.

                    (r)(1)          Code of Ethics, Bessemer Funds Trust, incorporated by reference to the Post-Effective
                                      Amendment No. 1 to the Registration Statement on Form N-2, filed January 29, 2002.

                        (2)          Code of Ethics, Bessemer Investment Management LLC, incorporated by reference to the Post-Effective Amendment No. 1 to the Registration Statement on Form N-2,
                                       filed January 29, 2002.

                        (3)         Code of Ethics, Bessemer Investor Services, Inc., incorporated by reference to the
                                     Registration Statement on Form N-2, filed April 19, 2001.

                        (4)        Code of Ethics, Glynn Capital Management LLC, incorporated by reference to the
                                     Post-Effective Amendment No. 1 to the Registration Statement on Form N-2, filed
                                     January 29, 2002.

Item 25. Marketing Arrangements

None.

Item 26. Other Expenses of Issuance and Distribution

        Bessemer Trust Company, N.A. assumed all of the expenses relating to the organization of the Fund and the initial distribution of Interests in the Fund. Bessemer Investment Management LLC assumes all of the expenses relating to the distribution of Interests in the Fund.

Item 27. Persons Controlled by or Under Common Control with the Trust.

        No person is controlled by or under common control with Registrant.

Item 28. Number of Holders of Securities

        As of the date of the amended registration statement, there are 4 record holders of Interests.

Item 29. Indemnification.

        Article VII of the Registrant's Declaration of Trust provides for the indemnification of Registrant's trustees, employees and agents. Subject to certain exclusions, the Declaration of Trust provides:

SECTION 2. ACTIONS OTHER THAN BY TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Trust) by reason of the fact that such person is or was an agent of this Trust, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed:

(a) in the case of conduct in his official capacity as a Trustee of the Trust, that his conduct was in the Trust's best interests, and

(b) in all other cases, that his conduct was at least not opposed to the Trust's best interests, and

(c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Trust or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3. ACTIONS BY THE TRUST. This Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Trust to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Trust, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Trust and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

        Indemnification of Registrant's investment adviser, investment sub-adviser, administrator, placement agent and custodian by the Registrant is provided for respectively, in:

1. Investment Advisory Contract with Bessemer Investment Management LLC

2. Sub-Advisory Contract among Bessemer Funds Trust, Bessemer Investment Management LLC and Glynn Capital Management LLC

3. Administration Agreement with Bessemer Trust Company, N.A.

4. Placement Agency Agreement with Bessemer Investor Services, Inc

5. Custody and Accounting Agreement with Bessemer Trust Company

Item 30. Business and Other Connections of Investment Adviser.

        (a) Bessemer Investment Management LLC ("BIM") manages the Fund's assets, including buying and selling portfolio securities. BIM's address is 630 Fifth Avenue, New York, New York 10111.

        BIM is a wholly-owned subsidiary of Bessemer Trust Company, N.A. ("BTNA"), which in turn is a wholly-owned subsidiary of The Bessemer Group, Incorporated ("BGI"). BTNA, and other subsidiaries of BGI, advise or provide investment, fiduciary and personal banking services to approximately 1800 clients with total assets under supervision of approximately $35.0 billion as of December 31, 2002.

        To the knowledge of Registrant, none of the directors or officers of BIM, except as set forth below, is or has been, at any time during the past two fiscal years employed by any entity other than BGI, BTNA, and BIM.

NAME	POSITION WITH INVESTMENT ADVISER	OTHER BUSINESS CONNECTION

Richard R. Davis	Managing Director and Secretary	Senior Vice President, Secretary and General Counsel Bessemer Securities Corporation 630 Fifth Avenue New York, NY 10111
Christine A. Callies	Managing Director	Chief U.S. Investment Strategist Merrill Lynch New York, NY Independent Marketing Consultant New York, NY

        (b) The description of Glynn Capital Management LLC ("Glynn Capital") in Parts A and B of the Registration Statement are incorporated by reference herein. The address of Glynn Capital is 3000 Sand Hill Road, Building 4, Suite 235, Menlo Park 94025. To the knowledge of Registrant, none of the directors or officers of Glynn Capital, except as set forth below, is or has been, at any time during the past two fiscal years employed by any entity other than Glynn Capital.

Name	Position with Sub-Adviser	Other Business Connection
Frank E. Helsom	Director

Current Position:

Senior Advisor
The Bessemer Group, Incorporated
630 Fifth Avenue
New York, NY 10111

Prior Position:

President and Chief Executive Officer of Bessemer Trust Company, N.A.
630 Fifth Avenue
New York, NY 10111

Item 31. Location of Accounts and Records.

        (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Bessemer Funds Trust, 630 Fifth Avenue, New York, New York 10111.

        (b) BIM maintains all Records relating to its services as investment adviser at the offices of BIM, 630 Fifth Avenue, New York, New York 10111.

        (c) BTNA maintains all Records relating to its services as administrator at the offices of BTNA, 630 Fifth Avenue, New York, New York 10111.

        (d) BISYS maintains all records relating to its services as sub-administrator at the offices of BISYS, 3455 Stelzer Road, Columbus, Ohio, 43219.

        (e) Bessemer Trust Company maintains all Records relating to its services as custodian and accountant at the offices of Bessemer Trust Company, 100 Woodbridge Center Drive, Woodbridge, NJ 07095.

        (f) Glynn Capital maintains all Records relating to its services as investment sub-adviser at 3000 Sand Hill Road, Building 4, Suite 235, Menlo Park 94025.

        (g) Bessemer Investor Services, Inc. maintains all Records relating to its services as placement agent at the offices of Bessemer Investor Services, Inc., 630 Fifth Avenue, New York, New York 10111.

Item 32. Management Services.

        Other than as set forth under the captions "Management" in Part A of this Registration Statement and "Investment Advisory and Other Services" in the Part B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 33. Undertakings.

Not applicable.

SIGNATURE

        Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York on the 28th day of February 2003.

BESSEMER FUNDS TRUST

By /s/ Laura E. Korfmann

  Laura E. Korfmann
  Secretary

  BESSEMER FUNDS TRUST

  FILE NO. 811-10355

  EXHIBIT INDEX
Exhibit Number	Description
EX-2(k)(2)	Form of Sub-Administration Agreement between Bessemer Trust Company, N.A. and BISYS Fund Services Ohio, Inc.

  SUB-ADMINISTRATION AGREEMENT

          THIS AGREEMENT is made as of this 3rd day of May, 2001 by and between BESSEMER TRUST COMPANY, N.A. (the "Service Company"), a national association organized under the laws of the United States, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation.

          WHEREAS, the Service Company has entered into an Administration Agreement, dated as of April 27, 2001 (the "Administration Agreement"), with BESSEMER FUNDS TRUST (the "Company"), a Delaware business trust, concerning the provision of various services, including but not limited to administration services, for the BESSEMER SAND HILL INVESTORS FUND II (the "Fund").

          WHEREAS, the Service Company desires to retain BISYS to assist it in performing certain administration services for the Fund; and

          WHEREAS, BISYS is willing to perform such services on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter contained, the Service Company and BISYS hereby agree as follows:

  1. Retention of BISYS.

          The Service Company hereby appoints BISYS, subject to the supervision, direction and control of the Company's Board of Trustees, to furnish the Fund with the services that are more particularly set forth in Schedule A hereto.

  2. Allocation of Charges and Expenses.

          (A) BISYS. BISYS shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. BISYS shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Company as well as all Trustees of the Company who are affiliated persons of BISYS or any affiliated company of BISYS; provided, however, that unless otherwise specifically provided, BISYS shall not be obligated to pay the compensation of any employee of the Company retained by the Trustees of the Company to perform services on behalf of the Company.

          (B) The Service Company. The Service Company hereby represents that the Company has undertaken to pay or cause to be paid all other expenses of the Company not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration of the shares under Federal and state securities laws, fees and out-of-pocket expenses of Trustees who are not affiliated persons of the Service Company or the investment adviser to the Company or any affiliated corporation of the Service Company or the investment adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Company.

  3. Compensation of BISYS.

          (A) Sub-Administration Fee. The Service Company shall pay BISYS for the services to be provided by BISYS under this Agreement in accordance with, and in the manner set forth in, Schedule B hereto. The Service Company shall also reimburse BISYS for reasonable travel and lodging expenses incurred by officers and employees of BISYS in connection with attendance at Board meetings.

          (B) Survival of Compensation Rights. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

  4. Reimbursement of Expenses and Miscellaneous Service Fees.

          (A) In addition to paying BISYS the fees set forth in Schedule B, the Service Company agrees to reimburse BISYS for BISYS' out-of-pocket expenses in providing services hereunder, including without limitation, the following:

  (a) All freight and other delivery and bonding charges incurred by BISYS in delivering materials to and from the Service Company and in delivering all materials to shareholders;

  (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses above a reasonable, customary amount incurred by BISYS in communication with the Company, the Company's investment adviser or custodian, dealers, shareholders or others as required for BISYS to perform the services to be provided hereunder;

  (c) Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material (including the costs of preparing and printing all printed materials) which shall be required by BISYS for the performance of the services to be provided hereunder;

  (d) Sales taxes paid on behalf of the Service Company or the Fund;

  (e) The cost of microfilm or microfiche of records or other materials;

  (f) Any additional expenses reasonably incurred by BISYS in the performance of its duties and obligations under this Agreement; and

  (g) Any expenses BISYS shall incur at the written direction of a duly authorized officer of the Service Company or the Fund.

  (B) In addition, BISYS shall be entitled to receive the following fees:

  (a) A fee for managing and overseeing the report, print and mail functions performed by BISYS using third-party vendors, as approved by the Service Company;

  (b) System development fees, billed at the rate of $150 per hour, as approved by the Service Company, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services; and

  (c) Ad hoc reporting fees, billed at an agreed upon rate.

  5. Limitation of Liability of BISYS.

          The duties of BISYS shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against BISYS hereunder. BISYS shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Section 5, the term "BISYS" shall include directors, officers, employees and other agents of BISYS as well as BISYS itself.) Any person, even though also an officer, director, employee or agent of BISYS, who may be or become an officer, Trustee, employee or agent of the Company, shall be deemed, when rendering services to the Company or to the Fund, or acting on any business of the Company or of the Fund (other than services or business in connection with BISYS' duties hereunder) to be rendering such services to or acting solely for the Company or the Fund and not as an officer, director, employee or agent or one under the control or direction of BISYS even though paid by BISYS.

          So long as BISYS acts in good faith and with due diligence and without willful misfeasance or gross negligence, the Service Company assumes full responsibility and shall indemnify BISYS and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of BISYS' actions taken or nonactions with respect to the performance of services hereunder.

          Except for actions, suits or claims brought or threatened against BISYS by (i) the Company, (ii) the Service Company or (iii) one or more shareholders of the Company, the rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Service Company may be asked to indemnify or hold BISYS harmless, the Service Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that BISYS will use all reasonable care to identify and notify the Service Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Service Company, but failure to do so in good faith shall not affect the rights hereunder.

          The Service Company shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought with respect to any claims subject to this indemnity provision. If the Service Company elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Service Company and satisfactory to BISYS, whose approval shall not be unreasonably withheld. In the event that the Service Company elects to assume the defense of any suit and retain counsel, BISYS shall bear the fees and expenses of any additional counsel retained by it. If the Service Company does not elect to assume the defense of a suit, it will reimburse BISYS for the reasonable fees and expenses of any counsel retained by BISYS.

          BISYS may apply to the Service Company at any time for instructions and may consult counsel for the Service Company or its own counsel and with accountants with respect to any matter arising in connection with BISYS' duties, and BISYS shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel or accountants.

          BISYS shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. BISYS will not be held to have notice of any change of authority of any officers, employees or agents of the Service Company until receipt of written notice thereof from the Service Company.

  6. Activities of BISYS.

          The services of BISYS rendered hereunder are not to be deemed to be exclusive. BISYS is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees and shareholders of the Company are or may be or become interested in BISYS, as officers, employees or otherwise and that directors, officers and employees of BISYS and its counsel are or may be or become similarly interested in the Company, and that BISYS may be or become interested in the Company as a shareholder or otherwise.

  7. Term.

          This Agreement shall continue in effect with respect to the Fund, unless earlier terminated by either party hereto as provided hereunder, until April 26, 2002, (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods ("Rollover Periods"). This Agreement may be terminated without penalty (i) by provision of a notice of nonrenewal in the manner set forth below, (ii) by mutual agreement of the parties or (iii) for "cause," as defined below, upon the provision of 60 days' advance written notice by the party alleging cause. Written notice of nonrenewal must be provided within 60 days of the end of the Initial Term or any Rollover Period, as the case may be.

          For purposes of this Agreement, "cause" shall mean (a) a material breach if the Agreement that has not been cured within thirty (30) days following written notice of such breach from the non-breaching party; (b) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute, in the reasonable judgment of the Service Company's Trustees, a serious failure to perform satisfactorily BISYS' obligations hereunder; (c) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (d) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; (e) any failure on the part of the Service Company to collect from the investment adviser any payment or reimbursement that is due and payable by the investment adviser to the Service Company (including an amount due the Service Company that directly or indirectly represents amounts payable to BISYS in its capacity as sub-fund administrator to the Service Company) within 60 days following the due date; or (f) any failure on the part of the Service Company to pay an amount that is due and payable to BISYS or any of its affiliates under any other agreement to which the Service Company is a party within 60 days following the due date; provided, however, that only BISYS shall have the right to terminate this Agreement for "cause" as defined in (e) and (f) above. For purposes of this definition of "cause," a material breach shall include, but not be limited, any failure on the part of the Service Company to pay fees due or reimburse expenses due and payable to BISYS pursuant to Sections 3 and 4 hereunder within 60 days following the due date.

          After such termination for so long as BISYS, with the written consent of the Service Company, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due BISYS and unpaid by the Service Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. BISYS shall be entitled to collect from the Service Company, in addition to the compensation described under Section 3 hereof, the amount of all of BISYS' cash disbursements for services in connection with BISYS' activities in effecting such termination, including without limitation, the delivery to the Service Company and/or its designees of the Service Company's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, BISYS will provide the Service Company with reasonable access to any Service Company documents or records remaining in its possession.

          If, for any reason other than the non-renewal, mutual agreement of the parties or "cause," as defined above, BISYS is replaced as the service provider under this Agreement, or if a third party is added to perform all or a part of the services provided by BISYS under any of such agreements, then the Service Company shall make a one-time cash payment, as liquidated damages, to BISYS equal to the balance due BISYS under this Agreement for the remainder of the then-current term of this Agreement, assuming for purposes of calculation of the payment that such balance shall be based upon the average amount of Fund assets and the average number of Fund shareholder accounts for the twelve months prior to the date BISYS is replaced or a third party is added.

          In the event the Fund is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the then-current term of this Agreement, the parties acknowledge and agree that the liquidated damages provision set forth above shall be applicable in those instances in which BISYS is not retained to provide services consistent with this Agreement. The one-time cash payment referenced above shall be due and payable on the day prior to the first day during which assets are transferred pursuant to the plan of reorganization or liquidation.

          The parties further acknowledge and agree that, in the event BISYS ceases to be retained, as set forth above, (i) a determination of actual damages incurred by BISYS would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate BISYS for damages incurred and is not intended to constitute any form of penalty.

  8. Assignment.

          This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that BISYS may, with the prior consent of the Service Company, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. BISYS shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that BISYS shall be responsible, to the extent provided in Section 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

  9. Amendments.

          No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the parties hereto.

  10. Certain Records.

          BISYS shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended (the "1940 Act") which are prepared or maintained by BISYS on behalf of the Company shall be prepared and maintained at the expense of BISYS, but shall be the property of the Company and will be made available to or surrendered promptly to the Company on request.

          In case of any request or demand for the inspection of such records by another party, BISYS shall notify the Service Company and follow the Service Company's instructions as to permitting or refusing such inspection; provided that BISYS may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Service Company or the Company has agreed to indemnify BISYS against such liability.

  11. Definitions of Certain Terms.

          The terms "interested person" and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.

  12. Notice.

          Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to the Service Company, at 630 Fifth Avenue, New York, NY 10111, facsimile number (212) 965-1930, Attention: General Counsel, and if to BISYS, at 3435 Stelzer Road, Columbus, Ohio 43219, facsimile number (614) 470-8715, Attention: President; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

  13. Governing Law.

          This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

  14. Multiple Originals.

          This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

  15. Confidentiality.

          BISYS agrees on behalf of itself and its officers, directors, employees and agents to treat confidentially and as the proprietary information of the Company, all records and other information relative to the Company and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Service Company or the Company, which approval shall not be unreasonably withheld and may not be withheld where BISYS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Service Company or the Company.

  16. Privacy.

          Nonpublic personal financial information relating to consumers or customers of the Service Company or the Fund provided by or at the direction of the Service Company to BISYS, or collected or retained by BISYS to perform its duties as sub-administrator of the Fund, shall be considered confidential information. BISYS shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of BISYS except at the direction of the Service Company or as required by law or permitted hereunder. On or prior to July 1, 2001, BISYS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers and customers of the Service Company and the Fund. The Service Company represents to BISYS that the Fund has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and the Service Company agrees to provide BISYS with a copy of such statements annually.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

  BESSEMER TRUST COMPANY, N.A.

  By:_________________________________

  John G. MacDonald
  Managing Director
  BISYS FUND SERVICES OHIO, INC.

  By:_________________________________

  Name:
  Title:

  SCHEDULE A

  TO THE SUB-ADMINISTRATION AGREEMENT

  BETWEEN

  BESSEMER TRUST COMPANY, N.A.

  AND

  BISYS FUND SERVICES OHIO, INC.

  SERVICES

  BISYS shall provide the following administrative services in connection with the operations of the Fund:

  (a) furnish statistical and research data;

  (b) receive and tabulate shareholder votes;

  (c) coordinate (or assist in) the preparation and filing with the U.S. Securities and Exchange Commission ("SEC") of registration statements, notices, shareholder reports and other material required to be filed under applicable laws;

  (d) prepare and file with the states registration statements, notices, reports, and other material required to be filed under applicable laws;

  (e) prepare and file N-SARs;

  (f) review bills submitted to the Fund and, upon determining that a bill is appropriate, instruct the Fund's custodian to pay such bills;

  (g) coordinate (or assist in) the preparation of reports and other information materials regarding the Fund, including proxies and other shareholder communications, and review updates to the Fund's registration statement on Form N-2;

  (h) prepare expense information for annual updates to the Fund's registration statement;

  (i) provide legal and regulatory advice to the Fund in connection with its other administrative functions, including, with the prior consent of the Service Company, assignment of matters to outside legal counsel on behalf of the Fund and supervising the work of such counsel;

  (j) provide office facilities and clerical support for the Fund;

  (k) develop and implement procedures for monitoring compliance with regulatory requirements and compliance with the Fund's investment objectives, policies and restrictions;

  (l) serve as liaison between the Fund and its independent auditors;

  (m) prepare and file tax returns;

  (n) review payment of fund expenses;

  (o) prepare expense budgeting and accruals;

  (p) provide communication, coordination and supervision services with regard to the Fund's custodian and accountant and other service organizations that render recordkeeping services;

  (q) provide information to the Fund's placement agent concerning fund performance and administration;

  (r) assist the Fund in the development of additional investment portfolios;

  (s) provide reports to the Fund's board of trustees regarding its activities;

  (t) assist in preparation and assembly of board meeting materials; including comparable fee information as required, for Company's board of trustees; and

  (u) provide any other administrative services reasonably necessary for the operation of the Fund other than those services that are to be provided by the Service Company, the Fund's custodian or the Fund's accountant, provided that nothing in this Agreement shall be deemed to require BISYS to provide any services that may not be provided by it under applicable banking laws and regulations.

  BISYS shall perform such other services for the Service Company that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual report of the Fund; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Service Company will pay BISYS' out-of-pocket expenses.

  SCHEDULE B

  TO THE SUB-ADMINISTRATION AGREEMENT

  BETWEEN

  BESSEMER TRUST COMPANY, N.A.

  AND

  BISYS FUND SERVICES OHIO, INC.

  Annual Fees

  Asset Based Fees

          Subject to the annual minimum fee set forth below, in consideration of the services rendered and the expenses assumed pursuant to this Agreement, the Service Company will pay BISYS on the first business day of each month, or at such time(s) as BISYS shall request and the parties hereto shall agree, a fee computed daily at an annual rate of:

  Nine one-hundredths of one percent (.09%) of the Fund's average monthly net assets.

  Annual Minimum Fees

          The asset-based fees described herein shall be subject to a separate annual minimum fee. Such annual minimum fee shall be equal to $150,000. The annual minimum fee will commence with the fiscal year beginning on November 1, 2001. No annual minimum fee will be assessed for the period May 3, 2001 through October 31, 2001.

  Cost of Living Increase

          The minimum fee will be adjusted for increase annually beginning in year two. Such increase adjustment shall be tied to increases in the Consumer Price Index (CPI) as of the effective date of this Agreement.

  Out-of-Pocket Expenses and Miscellaneous Service Fees

          BISYS shall be reimbursed for its expenses and shall be paid miscellaneous service fees in accordance with Section 4 of the Agreement.